Exhibit 10.3

SECOND AMENDED AND RESTATED
CREDIT AGREEMENT

between

THE MONARCH CEMENT COMPANY
BEAVER LAKE CONCRETE, INC.
CAPITOL CONCRETE PRODUCTS COMPANY, INC.
CITY WIDE CONSTRUCTION PRODUCTS CO.
CONCRETE ENTERPRISES, INC.
CONCRETE MATERIALS, INC.
DODGE CITY CONCRETE, INC.
JOPLIN CONCRETE COMPANY, INC.
KANSAS SAND AND CONCRETE, INC.
KAY CONCRETE MATERIALS CO.
MONARCH CEMENT OF IOWA, INC.
SALINA CONCRETE PRODUCTS, INCORPORATED
SPRINGFIELD READY MIX CO. and
TULSA DYNASPAN, INC.
as Borrowers

and

BOKF, NA dba BANK OF OKLAHOMA
as Lender

December 31, 2012

TABLE OF CONTENTS

ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS	1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	17
1.03	Accounting Terms	17
1.04	Rounding	18
1.05	Times of Day	18
1.06	Letter of Credit Amounts	18

ARTICLE II	LOANS AND LETTERS OF CREDIT	19
2.01	Loans	19
2.02	Use of Proceeds	19
2.03	Advances of Revolving Loans; Advances under Advancing Term Loan	20
2.04	Letters of Credit	21
2.05	Interest	22
2.06	Required Payments	23
2.07	Prepayments	24
2.08	Late Fees	25
2.09	Evidence of Debt	25
2.10	Payments Generally	25
2.11	Collateral	25
2.12	Concerning Joint and Several Liability	26
2.13	Increased Costs	27

ARTICLE III	REPRESENTATIONS AND WARRANTIES	27
3.01	Existence, Qualification and Power	27
3.02	Authorization; No Contravention	27
3.03	Governmental Authorization; Other Consents	28
3.04	Binding Effect	28
3.05	Financial Statements; No Material Adverse Effect	28
3.06	Litigation	29
3.07	No Default	29
3.08	Ownership of Property; Liens	29
3.09	Environmental Compliance	29
3.10	Insurance	29
3.11	Taxes	30
3.12	ERISA Compliance	30
3.13	Subsidiaries	30
3.14	Disclosure	30
3.15	Compliance with Laws	31
3.16	Investment Company Act	31
3.17	Solvency	31
3.18	Business Locations	31
3.19	Labor Matters	31

i

ARTICLE IV	AFFIRMATIVE COVENANTS	31
4.01	Financial Statements	32
4.02	Certificates; Other Information	32
4.03	Notices	33
4.04	Payment of Obligations	34
4.05	Preservation of Existence and Rights	34
4.06	Maintenance of Properties	34
4.07	Maintenance of Insurance	34
4.08	Compliance with Laws	35
4.09	Books and Records	36
4.10	Inspection Rights	36
4.11	Use of Proceeds	36
4.12	Additional Subsidiaries	36
4.13	ERISA Compliance	37
4.14	Perfection and Preservation of Collateral	37

ARTICLE V	NEGATIVE COVENANTS	37
5.01	Liens	37
5.02	Investments	38
5.03	Indebtedness	38
5.04	Mergers; Fundamental Changes	39
5.05	Acquisitions	40
5.06	Dispositions	40
5.07	Restricted Payments	40
5.08	Transactions with Affiliates and Insiders	40
5.09	Burdensome Agreements	41
5.10	Prepayment of Other Indebtedness, Etc.	41
5.11	Organizational Documents; Fiscal Year, Legal Name, State of Incorporation or Formation and Form of Entity	41
5.12	Sale Leasebacks	41
5.13	Foreign Subsidiaries	42

ARTICLE VI	FINANCIAL COVENANTS	42
6.01	Minimum Tangible Net Worth Before Other Comprehensive Income	42
6.02	Minimum Tangible Net Worth After Other Comprehensive Income	42

ARTICLE VII	CONDITIONS PRECEDENT	42
7.01	Conditions to Closing	42
7.02	Conditions to all Credit Extensions	44

ARTICLE VIII	EVENTS OF DEFAULT	44
8.01	Events of Default	44
8.02	Remedies Upon Event of Default	47
8.03	Application of Funds	47
8.04	Marshalling; Waivers	48

ARTICLE IX	EXPENSES AND INDEMNITY	48

9.01	Cost and Expenses	48
9.02	Indemnification	49
9.03	Increased Cost and Reduced Return; Capital Adequacy	49
9.04	Taxes	49
9.05	Matters Applicable to all Requests for Compensation	50
9.06	Payments	51
9.07	Survival	51

ARTICLE X	[INTENTIONALLY OMITTED.]	51

ARTICLE XI	MISCELLANEOUS	51
11.01	Amendments	51
11.02	Notices and Other Communications; Facsimile Copies	51
11.03	No Waiver; Cumulative Remedies	52
11.04	Right of Setoff	52
11.05	Successors and Assigns	52
11.06	Participations	52
11.07	Confidential Information	53
11.08	Set-off	53
11.09	Waiver of Consequential and Punitive Damages	54
11.10	Counterparts; Integration; Effectiveness; Amendment and Restatement	54
11.11	Survival of Representations and Warranties	54
11.12	Severability	54
11.13	GOVERNING LAW; JURISDICTION; ETC	54
11.14	WAIVER OF RIGHT TO TRIAL BY JURY	55
11.15	Borrower Representative	55
11.16	Release	55
11.17	Ratification and Affirmation	55
11.18	USA PATRIOT Act Notice	56

SCHEDULES

Schedule 3.10	Insurance
Schedule 3.18(a)	Locations of Inventory
Schedule 3.18(b)	Location of Chief Executive Office, Etc.
Schedule 3.18(c)	Changes in Legal Names, State of Formation and Structure
Schedule 5.01	Existing Liens
Schedule 5.02	Existing Investments
Schedule 5.03	Existing Indebtedness

EXHIBITS

Exhibit A	Form of Loan Notice
Exhibit B	Form of Term Note
Exhibit C	Form of Revolving Note
Exhibit D	Form of Advancing Term Note
Exhibit E	Form of Compliance Certificate
Exhibit F	Form of Joinder Agreement
Exhibit G	Form of Pledge Agreement

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into on December 31, 2012, by and between THE MONARCH CEMENT COMPANY, a Kansas corporation ("Monarch"), BEAVER LAKE CONCRETE, INC., an Arkansas corporation, CAPITOL CONCRETE PRODUCTS COMPANY, INC., a Kansas corporation, CITY WIDE CONSTRUCTION PRODUCTS CO., a Missouri corporation, CONCRETE ENTERPRISES, INC., a Kansas corporation, CONCRETE MATERIALS, INC., a Kansas corporation, DODGE CITY CONCRETE, INC., a Kansas corporation, JOPLIN CONCRETE COMPANY, INC., a Missouri corporation, KANSAS SAND AND CONCRETE, INC., a Kansas corporation, KAY CONCRETE MATERIALS CO., a Missouri corporation, MONARCH CEMENT OF IOWA, INC., an Iowa corporation, SALINA CONCRETE PRODUCTS, INCORPORATED, a Kansas corporation, SPRINGFIELD READY MIX CO., a Missouri corporation, and TULSA DYNASPAN, INC., an Oklahoma corporation (collectively, the "Borrowers"), and BOKF, NA DBA BANK OF OKLAHOMA (the "Lender").

RECITALS

A.           The Borrowers and the Lender are parties to that certain Amended and Restated Credit Agreement dated as of February 3, 2012 (the "Existing Credit Agreement"), pursuant to which the Lender made a term loan to the Borrowers in the initial principal amount of $9,043,690.18 and established a revolving line of credit in the maximum principal amount of $15,000,000.

B.           Monarch has requested that the term loan and the revolving line of credit under the Existing Credit Agreement be renewed and extended, and that the Lender establish a new advancing term loan, and the Lender has agreed to such requests on the terms and conditions set forth in this Agreement.

C.           The Borrowers and the Lender desire to amend and restate the Existing Credit Agreement in its entirety in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

"Acceptable Security Interest" in any Property of a Borrower means a Lien which (a) exists in favor of the Lender; (b) is valid; (c) has been duly perfected and is enforceable against such Borrower and the Property covered thereby in preference to any rights of any Person therein, other than Excepted Liens; (d) is superior to all other Liens except Excepted Liens; and (e) secures the Obligations.

"Account" means any account, account receivable, payment intangible or other right to the payment of money.

"Acquisition" means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Borrower (a) acquires all or substantially all of any going business or all or substantially all of the assets of any firm, corporation, partnership or limited liability company, or any division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the Equity Interests of a corporation which have ordinary voting power for the election of directors (other than Equity Interests having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding Equity Interests of a partnership or limited liability company.

"Advancing Term Loan" has the meaning specified in Section 2.01(c).

"Advancing Term Loan Maturity Date" means December 31, 2015.

"Advancing Term Note" means that certain promissory note, in the form attached hereto as Exhibit D, to be executed by the Borrowers in favor of the Lender.

"Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Agreement" means this Amended and Restated Credit Agreement, as it may be amended, modified, supplemented or restated from time to time.

"Attributable Indebtedness" means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

"Audited Financial Statements" means the audited consolidated balance sheet of the Borrowers for the fiscal year ended December 31, 2011, and the related statements of income or operations, shareholders' equity and cash flows for such fiscal year, including the notes thereto.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of Oklahoma.

"CAPEX Budget" has the meaning specified in Section 2.02(a).

"Capital Expenditure" means any payment for fixed assets or improvements and any other capital expenditure as such term is defined in accordance with GAAP.  The term "Capital Expenditure" includes the purchase price for the acquisition of Equity Interests of another Person as a method of acquiring any fixed assets or improvements, but does not include (i) any payments made for repairs or maintenance to the extent such payments are expensed, or (ii) expenditures made with proceeds of any Involuntary Disposition to the extent such expenditures are used to purchase property that is the same as or similar to the property subject to such Involuntary Disposition.

"Capital Lease" means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

"Cash Collateralize" has the meaning specified in Section 2.04(e).

"Cash Equivalents" means, as at any date, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) Dollar denominated time deposits and certificates of deposit of (i) the Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000, (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, or (iv) to the extent covered by FDIC insurance, any other domestic commercial bank (any such bank, other than a bank described in clause (iii), being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including the Lender) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940 which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (a) through (d).

"Cash Management Account" means the operating account to be established and maintained by Monarch with the Lender (together with any additional or successor deposit accounts maintained by Monarch with the Lender) to facilitate the treasury management services to be provided by the Lender and into which the proceeds of Revolving Loans and advances under the Advancing Term Loan will be deposited.

"Change in Law" means, the adoption or taking effect of, or any change in, any Law, or any change in the interpretation, administration or application of any Law by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or compliance by any Lender with any request, guideline or directive (whether or not having the force of law) of any such authority, central bank or comparable agency occurring after the Effective Date, provided, however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all

requests, rules, guidelines or directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a "Change in Law" regardless of the date enacted, adopted or issued.

"Change of Control" means (a) any Person or group of persons within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 shall acquire, after the Effective Date, directly or indirectly, beneficial ownership of Equity Interests of Monarch which, in the aggregate, have at least 35% of the voting power of all Equity Interests of Monarch then outstanding (taking into consideration that different classes of Equity Interests may have different voting powers) to elect directors to the board of directors of Monarch (provided that such acquiring Person or group or persons shall not include any Person who acquired Equity Interests of Monarch as the result of the death of a pre-Effective Date holder of Monarch's Equity Interests or as a result of a gift or similar estate planning transfer by any such pre-Effective Date holder), (b) individuals who constitute the Continuing Directors cease for any reason to constitute at least a majority of the board of directors of Monarch, or (c) Monarch shall cease to own and control, directly or indirectly, of record and beneficially, 100% of each class of outstanding Equity Interests of each other Borrower free and clear of all Liens (other than Liens created by the Collateral Documents), except for any cessation of ownership or control resulting from a dissolution or liquidation permitted by Section 5.4.

"Collateral" means, collectively, (i) the Personal Property Collateral, (ii) the Pledged Account, and (iii) any other Property in which the Lender is at any time granted a Lien as security for the Obligations.

"Collateral Documents" means, collectively, the Security Agreement, the Pledge Agreement and other security documents as may be executed and delivered by any of the Borrowers pursuant to the terms of Section 2.11.

"Compliance Certificate" means a certificate substantially in the form of Exhibit E.

"Continuing Directors" means the directors of Monarch on the Effective Date and each other director, if in each case, such other director's nomination for election to the board of directors of Monarch is recommended by at least a majority of the Continuing Directors.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the Equity Interests having ordinary voting power for the election of directors, managing general partners or the equivalent.

"Credit Extension" means (a) the funding of any Revolving Loan or (b) the making or extension of any Letter of Credit.

"Debtor Relief Laws" means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Default" means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

"Default Rate" means an interest rate equal to the rate in effect plus 2% per annum.

"Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Borrower, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition.

"Dollar" and "$" mean lawful money of the United States.

"Effective Date" means December 31, 2012, or such later date as the parties may mutually agree, provided that all of the conditions precedent set forth in Sections 7.01 and 7.02 have been satisfied.

"Eligible Assets" means Property that is used or useful in the same or a similar line of business as the Borrowers were engaged in on the Effective Date.

"Environmental Laws" means any and all Federal, state, local, foreign and other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"Equity Interests" means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

"ERISA" means the Employee Retirement Income Security Act of 1974.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrowers or any ERISA Affiliate.

"Event of Default" has the meaning specified in Section 8.01.

"Excepted Liens" means the following Liens against Properties of the Borrowers: (i) pledges or deposits to secure payment of worker's compensation, unemployment insurance and other similar benefits; (ii) Liens for property taxes not yet due or the validity or amount of which are being contested in good faith by appropriate proceedings and against which adequate reserves have been established in conformity with GAAP; (iii) statutory Liens which (A) are being contested in good faith by appropriate legal proceedings and against which adequate reserves have been established in conformity with GAAP or (B) arise in the ordinary course of business and secure obligations which are not yet due and not in default; (iv) Liens to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction, government or sales contracts and other similar obligations or otherwise to satisfy statutory or legal obligations, provided that in each such case such Liens (A) were not incurred or made in connection with the incurrence or maintenance of the borrowing of money or similar Funded Indebtedness, and (B) do not in the aggregate materially detract from the value of the Property so encumbered or materially impair the use thereof in the operation of its business; (v) title defects, title irregularities, easements, zoning restrictions, rights-of-way, encroachments, encumbrances on real property imposed by law or arising in the ordinary course of business and other title matters of a minor nature that in each case do not secure any monetary obligations and do not materially detract from the value of the affected Property or materially impair or interfere with the use thereof in the ordinary course of business; and (vi) attachment, judgment and other similar Liens arising in connection with court proceedings, provided, however, that such Liens are in existence for less than 30 days after the entry thereof or the execution or other enforcement thereof is effectively stayed, but only if the claims secured thereby are being contested in good faith by appropriate legal proceedings and adequate reserves have been established in conformity with GAAP for such claims.

"FRB" means the Board of Governors of the Federal Reserve System of the United States.

"Funded Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations for borrowed money, whether current or long-term and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the principal portion of all obligations under conditional sale or other title retention agreements relating to Property purchased by the Borrowers (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);

(c) all obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments;

(d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 60 days after the date on which such trade account payable was created);

(e) the Attributable Indebtedness of Capital Leases;

(f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends;

(g) all Funded Indebtedness of others secured by (or for which the holder of such Funded Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

(h) all Guarantees with respect to Funded Indebtedness of the types specified in clauses (a) through (g) above of another Person; and

(i) all Funded Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, except to the extent that Funded Indebtedness is expressly made non-recourse to such Person.

For purposes hereof, the amount of any direct obligation arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties, surety bonds and similar instruments shall be the maximum amount available to be drawn thereunder.

"GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.

"Governmental Authority" means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Guarantee" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term "Guarantee" as a verb has a corresponding meaning.

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

"Indebtedness" means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Indebtedness;

(b) the Swap Termination Value of any Swap Contract;

(c) redemption obligations in respect of mandatorily redeemable Equity Interests;

(d) the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA);

(e) obligations under acceptance facilities;

(f) all obligations secured by any Liens (other than Excepted Liens) on any Properties of such Person,  whether or not the obligations have been assumed;

(g) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (f) above of any other Person; and

(h) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.

"Indemnitee" has the meaning specified in Section 9.02.

"Information" has the meaning specified in Section 11.07.

"Interim Financial Statements" has the meaning set forth in Section 7.01(f)(ii).

"Internal Revenue Code" means the Internal Revenue Code of 1986.

"Inventory" means all inventory, merchandise, supplies, materials, goods and other items of personal property now or hereafter owned by the Borrowers which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in any Borrower's business or the processing, packaging, delivery or shipping of the same, and all finished goods.

"Investment" means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) an Acquisition by such Person.

"Involuntary Disposition" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Borrower.

"IRS" means the United States Internal Revenue Service or any successor thereto.

"Issuer Documents" means with respect to any Letter of Credit, the Notice of LC Credit Event and any other document, agreement and instrument entered into by the Lender and any Borrower or in favor the Lender and relating to any such Letter of Credit

"Joinder Agreement" means a joinder agreement substantially in the form of Exhibit F executed and delivered by a newly formed or acquired Borrower in accordance with the provisions of Section 4.12.

"Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"LC Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Loan.

"LC Issuer" means the Lender or one or more banks, trust companies or other Persons in each case expressly identified by the Lender from time to time, in its sole discretion, as an LC Issuer for purposes of issuing one or more Letters of Credit hereunder.  Without limitation of the Lender's discretion to identify any Person as an LC Issuer, no Person shall be designated as an LC Issuer unless such Person maintains reporting systems acceptable to the Lender with respect to letter of credit exposure and agrees to provide regular reporting to the Lender satisfactory to it with respect to such exposure.

"Lender Letter of Credit" means a Letter of Credit issued by an LC Issuer that is also, at the time of issuance of such Letter of Credit, the Lender.

"Letter of Credit" means a standby or documentary (trade) letter of credit issued for the account of any Borrower by the LC Issuer which expires by its terms within one year after the date of issuance and in any event at least 30 days prior to the Revolving Credit Maturity Date.  Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiry date for one or more successive one-year periods provided that the LC Issuer that issued such Letter of Credit has the right to terminate such Letter of Credit on each such annual expiration date and no renewal term may extend the term of the Letter of Credit to a date that is later than the thirtieth (30th) day prior to the Revolving Credit Maturity Date.

"Letter of Credit Liabilities" means, at any time of calculation, the sum of (i) without duplication, the amount then available for drawing under all outstanding Letters of Credit, in each case without regard to whether any conditions to drawing thereunder can then be met plus (ii) without duplication, the aggregate unpaid amount of all reimbursement obligations in respect of previous drawings made under all Letters of Credit.

"Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

"Loan" means the Term Loan, any Revolving Loan or the Advancing Term Loan.

"Loan Documents" means this Agreement, each Note, each Notice of LC Credit Event Document, each Joinder Agreement, the Collateral Documents and all other agreements and documents executed and delivered pursuant to or in connection with this Agreement or the Credit Extensions contemplated hereby.

"Loan Notice" means a notice of a borrowing of a Revolving Loan pursuant to Section 2.03(a), which, if in writing, shall be substantially in the form of Exhibit A.

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) of the Borrowers taken as a whole or the Collateral; (b) a material impairment of the ability of any Borrower to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower of any Loan Document to which it is a party.

"Moody's" means Moody's Investors Service, Inc. and any successor thereto.

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

"Net Cash Proceeds" means the aggregate cash or Cash Equivalents proceeds received by any Borrower in respect of any Disposition or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including legal, accounting and investment banking fees, and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Lender) on the related property; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Borrower in any Disposition or Involuntary Disposition.

"Notes" means the Term Note, the Revolving Note and the Advancing Term Note, collectively, and "Note" means any of the foregoing promissory notes.

"Notice of LC Credit Event" means a notice from a Responsible Officer of the Borrowers to the Lender with respect to any issuance, increase or extension of a Letter of Credit specifying (i) the date of issuance or increase of a Letter of Credit, (ii) the identity of LC Issuer with respect to such Letter of Credit, (iii) the expiry date of such Letter of Credit, (iv) the proposed terms of such Letter of Credit, including the face amount; and (v) the transactions that are to be supported or financed with such Letter of Credit or increase thereof.

"Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrowers arising under any Loan Document or otherwise with respect to the Term Loan, any Revolving Loan, any Letter of Credit or any other loan or other extension of credit made by the Lender to any Borrower, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include (a) all obligations under any Swap Contract between any Borrower and the Lender (or any Affiliate of the Lender), (b) all obligations under any Treasury Management Agreement between any Borrower and the Lender (or any Affiliate of the Lender), and (c) all obligations under any Capital Lease between any Borrower and the Lender (or any Affiliate of the Lender).

"Organizational Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

"Outstanding Amount" means (i) with respect to the Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of any Loans occurring on such date; and (ii) with respect to any Letter of Credit Liabilities on any date, the amount of such Letter of Credit Liabilities on such date after giving effect to any extension occurring on such date and any other changes in the aggregate amount of the Letter of Credit Liabilities as of such date, including as a result of any reimbursements by the Borrowers of any unreimbursed amounts.

"Participant" has the meaning specified in Section 11.06.

"PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

"Pension Plan" means any "employee pension benefit plan (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

"Permitted Liens" means, at any time, Liens in respect of Property of any Borrower permitted to exist at such time pursuant to the terms of Section 5.01.

"Permitted Transfers" means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of machinery and equipment no longer used or useful in the conduct of businesses of any Borrower that are Disposed of in the ordinary course of business; (c) Dispositions of Property to any Borrower; provided, that if the transferor of such Property is a Borrower, (i) the transferee thereof must be a Borrower or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 5.02; (d) Dispositions of Accounts in connection with the collection or compromise thereof; (e) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the businesses of any Borrower; (f) the sale or disposition of Cash Equivalents for fair market value; (g) the payment of cash for goods or services of equivalent value in the ordinary course of business; (h) the sale or other transfer of investment property or other assets provided that the net proceeds thereof are credited to the Pledged Account; and (i) to the extent constituting Dispositions, transactions permitted by Sections 5.01, 5.02, 5.04, 5.07, 5.08.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Personal Property Collateral" means the "Collateral" referred to in the Security Agreement.

"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by any Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate of a Borrower.

"Pledge Agreement" means that certain Second Amended and Restated Securities Pledge and Collateral Maintenance Agreement, in the form attached hereto as Exhibit G, to be executed by Monarch and the Lender.

"Pledged Account" means the securities account (investment account) maintained by Monarch with BOSC, Inc. and currently identified as Account # 4NC-632631 (or any successor securities account into which the securities, security entitlements, financial assets, investment property, cash, cash equivalents or other items from time to time held or carried in or credited to the Pledged Account may be transferred).

"Property" means any asset or property, whether real, personal or mixed, tangible or intangible, which is now or at any time hereafter owned, operated or leased by any Borrower.

"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA or in regulations of the PBGC issued thereunder, other than events for which the 30 day notice period has been waived, based on Section 4043 of ERISA, and accompanying regulations issued by the Pension Benefit Guaranty Corporation, that were in effect as of the Effective Date.

"Responsible Officer" means, with respect to any Borrower, its chief executive officer, president, chief financial officer, treasurer, assistant treasurer, secretary or assistant secretary. Any document delivered hereunder that is signed by a Responsible Officer of a Borrowers shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrowers and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrowers.

"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of the Borrowers, or any other payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to stockholders, partners or members (or the equivalent Person thereof), or any setting apart of funds or property for any of the foregoing.

"Revolving Commitment" means the obligation of the Lender to make Revolving Loans to the Borrowers pursuant to Section 2.01(b) and to issue Letters of Credit from time to time for the account of the Borrowers pursuant to Section 2.04 in an aggregate principal amount at any one time outstanding not to exceed $15,000,000.

"Revolving Credit Availability Period" means the period from and including the Effective Date to the earlier of (a) the Revolving Credit Maturity Date, and (b) the date of any termination of the Revolving Commitment.

"Revolving Credit Maturity Date" means December 31, 2015, or such later date as may from time to time be established by the Lender in its sole discretion as the Revolving Credit Maturity Date.

"Revolving Loan" has the meaning specified in Section 2.01.

"Revolving Note" means that certain promissory note, in the form attached hereto as Exhibit C, to be executed by the Borrowers in favor of the Lender.

"Related Parties" means with respect to any Person, such Person's Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

"Sale and Leaseback Transaction" means, with respect to any Person (the "transferor"), any arrangement, directly or indirectly, with any other Person whereby the transferor shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

"Security Agreement" means that certain Security Agreement dated as of February 3, 2012, executed by each of the Borrowers in favor of the Lender.

"Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of a Borrower.

"Support Agreement" has the meaning specified in Section 2.04(a).

"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include the Lender or any Affiliate of the Lender).

"Term Loan" means the term loan to be continued pursuant to Section 2.01(a).

"Term Loan Maturity Date" means December 31, 2017.

"Term Note" means that certain promissory note, in the form attached hereto as Exhibit B, to be executed by the Borrowers in favor of the Lender.

"Total Revolving Credit Exposure" means the aggregate Outstanding Amount of all Revolving Loans and all Letter of Credit Liabilities.

"Treasury Management Agreement" means any agreement governing the provision of treasury or cash management services, including deposit accounts, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services.

"Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding that Pension Plan pursuant to Sections 412 and 430 of the Internal Revenue Code for the applicable plan year.

"United States" and "U.S." mean the United States of America.

"Voting Stock" means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

"WSJ Prime Rate" means that rate of interest regularly published by the Wall Street Journal and designated as the U.S. Prime Rate.

"Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person of which Equity Interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

1.02 Other Interpretive Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) Certain References.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organizational Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person's successors and assigns, (iii) the words "herein," "hereof" and "hereunder," and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) References to Borrowers.  Unless the context otherwise expressly requires, all references herein to the "Borrowers" shall be construed to mean "the Borrowers, jointly and several, and each of the Borrowers individually."

(c) Computation of Time.  In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

(d) Section Headings. Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms.

(a) Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements. For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Borrowers to measure an item of Indebtedness owing by a Borrower using fair value (as permitted by Statement of Financial Accounting Standards No. 159 or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(b) References to Consolidated Financial Statements. All references to "consolidated" with respect to the financial statements of the Borrowers and financial calculations hereunder mean the consolidation of the accounts of the Borrowers in accordance with GAAP, including principles of consolidation, consistent with those applied in the preparation of the Audited Financial Statements.

(c) Changes in GAAP. The Borrowers shall provide a written summary of material changes in GAAP that affect the Borrowers' financial statements and in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 4.02(a). If at any time any Accounting Change (as defined below) would affect the computation of any financial ratio or other financial calculation set forth in this Agreement, (i) such ratio or calculation shall continue to be made in accordance with GAAP as in effect on January 1, 2011, and (ii) the Borrowers shall provide to the Lender a reconciliation between such ratio or calculation made before and after giving effect to such Accounting Change.  For purposes of this Section 1.03(c), an "Accounting Change" means (A) any change in accounting principles required by GAAP and implemented by any Borrower, (B) any change in accounting principles recommended by the Borrowers' independent accountants and implemented by any Borrower, and (C) any change in carrying value of any Borrower's assets, liabilities or equity accounts resulting from any adjustments that, in each case, were applicable to, but not included in, the Audited Financial Statements.

1.04 Rounding.  Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts.  Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II
LOANS AND LETTERS OF CREDIT

2.01 Loans.

(a) Term Loan.  The Borrowers and the Lender acknowledge and agree that the Outstanding Amount of the Term Loan as of the Effective Date is $6,865,435.13.  The Lender agrees that on the Effective Date it will make an advance under the Term Loan in an amount that would cause the total principal amount outstanding under the Term Loan to be $10,000,000.  The Borrowers hereby reaffirm their continuing joint and several liability for payment of the Term Loan.

(b) Revolving Loans. Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a "Revolving Loan") to the Borrowers from time to time on any Business Day during the Revolving Credit Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Revolving Commitment; provided, however, that after giving effect to the making of any Revolving Loan, the Total Revolving Credit Exposure shall not exceed the Revolving Commitment.  Within the limits of the Revolving Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.07, and reborrow under this Section 2.01.

(c) Advancing Term Loan.  Subject to the terms and conditions set forth herein, the Lender agrees to establish an advancing term loan facility in favor of the Borrowers (the "Advancing Term Loan") and to make advances thereunder from time to time in an aggregate amount not to exceed $10,000,000.

2.02 Use of Proceeds.

(a) Term Loan.  Proceeds of the additional advance under the Term Loan as of the Effective Date will be used to repay existing Indebtedness and to finance Capital Expenditures in accordance with the Capital Expenditure budget previously provided to the Lender (the "CAPEX Budget").

(b) Revolving Loans.  Proceeds of the Revolving Loans shall be used for working capital and general corporate purposes.  Proceeds of Revolving Loans may also be used to purchase securities (which may include margin stock within the meaning of Regulation U of the FRB) to be held in the Pledged Account.

(c) Advancing Term Loan.  Proceeds of advances under the Advancing Term Loan shall be used to finance or reimburse amounts paid for Capital Expenditures in accordance with the CAPEX Budget.

(d) Limitation.  No part of the proceeds of the Term Loan or any advance under the Advancing Term Loan will be used, and no part of any Indebtedness repaid or to be repaid with the proceeds of any such Loans was or will be used, directly or indirectly, for the purpose of purchasing or carrying margin stock.  No part of the proceeds of any Revolving Loan may be used, directly or indirectly, for the purpose of purchasing or carrying margin stock unless the applicable requirements of Regulation U have been satisfied.  On the Effective Date and from time to time thereafter upon the request of the Lender, the Borrowers will complete, execute and deliver to the Lender a "Purpose Statement" (Form U-1) pursuant to Regulation U of the FRB.

2.03 Advances of Revolving Loans; Advances under Advancing Term Loan.

(a) Loan Notices.  Except as provided in Section 2.03(c), each Revolving Loan shall be made upon the Borrowers' irrevocable notice to the Lender, which may be given by telephone. Each such notice must be received by the Lender not later than 11:00 a.m. on the requested date of the funding of any Revolving Loan.  Any such notice received by the Lender after 11:00 a.m. on any Business Day shall be deemed to have been received on the next following Business Day. Each telephonic notice by the Borrowers pursuant to this Section 2.03(a) must be confirmed promptly by delivery to the Lender of a written Loan Notice, appropriately completed and signed by a Responsible Officer of Monarch.  Except as provided in Section 2.03(c), each Revolving Loan shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof.  Each Loan Notice (whether telephonic or written) shall specify (i) the requested date of the Revolving Loan (which shall be a Business Day), and (ii) the principal amount of the Revolving Loan to be borrowed.

(b) Funding of Loans.  Upon satisfaction of the applicable conditions set forth in Section 7.02 (and, if such Revolving Loan is the initial Credit Extension, Section 7.01), the Lender shall make all funds requested in any Loan Notice available to the Borrowers in immediately available funds either by (i) crediting the Cash Management Account with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Lender by the Borrowers, provided, however, that if, on the funding date of a Revolving Loan, there are LC Borrowings outstanding, then the proceeds of such Revolving Loan first, shall be applied to the payment in full of any such LC Borrowings and second, shall be made available to the Borrowers as provided above.

(c) Automatic Funding.  On each Business Day, the Lender will review the collected balance of the Cash Management Account, taking into account the checks and other items presented that day against the Borrowers' accounts. If the collected balance of the Cash Management Account is less than zero Dollars, a Revolving Loan will automatically be made and deposited into the Cash Management Account in order to bring the collected balance to not less than zero Dollars; provided, however, that the Lender will not be obligated to make any such Revolving Loan if all applicable conditions precedent set forth in Section 7.02 are not satisfied. The provisions of this Section 2.03(c) shall apply only if the Borrowers are utilizing the Lender's "Loan Manager" service.

(d) Requests for Advances under the Advancing Term Loan.  The Borrowers will make each request for an advance under the Advancing Term Loan by delivering to the Lender a disbursement request in writing at least two Business Days prior to the requested date of disbursement.  Unless the Lender otherwise agrees, not more than two disbursement requests shall be submitted per month.  The amount requested in each disbursement request shall be used solely for the purposes of financing or reimbursing payments for Capital Expenditures as set forth in the CAPEX Budget.  Each such disbursement request must specify with particularity the Capital Expenditures to be financed or reimbursed with the proceeds of such advance.

2.04 Letters of Credit.

(a) Letter of Credit.  On the terms and subject to the conditions set forth herein, the Revolving Commitment may be used by the Borrowers, in addition to the making of Revolving Loans hereunder, for the issuance, prior to the Revolving Credit Maturity Date, by (i) the Lender, of letters of credit, guarantees or other agreements or arrangements (each, a "Support Agreement") to induce the LC Issuer to issue or increase the amount of, or extend the expiry date of, one or more Letters of Credit and (ii)  the LC Issuer, of one or more Letters of Credit, so long as, in each case: the Lender shall have received a Notice of LC Credit Event at least two Business Days before the relevant date of issuance, increase or extension; and after giving effect to such issuance, increase or extension, (x) the aggregate Letter of Credit Liabilities under all Letters of Credit do not exceed the Revolving Commitment and (y) the Total Revolving Credit Exposure does not exceed the Revolving Commitment.

(b) Letter of Credit Fee.  The Borrowers shall pay to the Lender a letter of credit fee with respect to the Letter of Credit Liabilities for each Letter of Credit, computed for each day from the date of issuance of such Letter of Credit to the date that is the last day a drawing is available under such Letter of Credit, at a rate equal to 1.50% per annum.  Such fee shall be payable in arrears on the last day of each calendar quarter prior to the Revolving Credit Maturity Date and on such date.  In addition, the Borrowers agree to pay promptly to the LC Issuer any fronting or other fees that it may charge in connection with any Letter of Credit.

(c) Reimbursement Obligations of Borrower.  If either (x) the Lender shall make a payment to an LC Issuer pursuant to a Support Agreement, or (y)  the Lender shall honor any draw request under, and make payment in respect of, a Lender Letter of Credit, (i) the Borrowers shall reimburse the Lender for the amount of such payment no later than 4:30 p.m. central time on the date of such payment and (ii) the Borrowers shall be deemed to have immediately requested that the Lender make a Revolving Loan in a principal amount equal to the amount of such payment (but solely to the extent the Borrowers shall have failed to directly reimburse the Lender or, with respect to Supported Letters of Credit, the applicable LC Issuer, for the amount of such payment).  The Borrowers shall pay interest, on demand, on all amounts so paid by the Lender for each day until the Borrowers reimburse the Lender therefor at a rate equal to the then current interest rate applicable to Revolving Loans for such day.

(d) Reimbursement and Other Payments by Borrower.  The obligations of the Borrowers to reimburse the Lender and/or the applicable LC Issuer pursuant to Section 2.04(c) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including the following:  any lack of validity or enforceability of, or any amendment or waiver of or any consent to departure from, any Letter of Credit or any related document; the existence of any claim, set-off, defense or other right which the Borrowers may have at any time against the beneficiary of any Letter of Credit, the LC Issuer (including any claim for improper payment), the Lender, or any other Person, whether in connection with any Loan Document or any unrelated transaction, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; any affiliation between the LC Issuer and the Lender; or to the extent permitted under applicable law, any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(e) Deposit Obligations of Borrower.  In the event any Letters of Credit are outstanding at the time that the Borrowers prepay or are required to repay the Obligations or the Revolving Commitment is terminated, the Borrowers shall (i) deposit with the Lender cash in an amount equal to one hundred and five percent (105%) of the aggregate outstanding Letter of Credit Liability to be available to the Lender to reimburse payments of drafts drawn under such Letters of Credit and pay any fees and expenses related thereto ("Cash Collateralize") and (ii) prepay the fee payable under Section 2.04(c) with respect to such Letters of Credit for the full remaining terms of such Letters of Credit.  Upon termination of any such Letter of Credit and provided no Event of Default then exists, the unearned portion of such prepaid fee attributable to such Letter of Credit shall be refunded to the Borrowers, together with the deposit described in the preceding clause (i) attributable to such Letter of Credit, but only to the extent not previously applied by Lender in the manner described herein.

2.05 Interest.

(a) Rates of Interest Prior to Default.  The Term Loan shall bear interest at a fluctuating rate per annum rate equal to the WSJ Prime Rate less 1.25%, but in any event not less than 1.75% per annum.  The Revolving Loans shall bear interest at a fluctuating rate per annum rate equal to the WSJ Prime Rate less 1.50%, but in any event not less than 1.50% per annum.  The Advancing Term Loan and all other Obligations (other than the Term Loan or any Revolving Loan) shall bear interest at a fluctuating rate per annum rate equal to the WSJ Prime Rate less 1.50%, but in any event not less than 1.50% per annum.

(b) Default Rate.  Notwithstanding the foregoing, from and after an Event of Default, whether at stated maturity, upon acceleration or otherwise, the Term Loan, the Revolving Loans and all other amounts included in the Obligations shall bear interest, before as well as after judgment, at a fluctuating rate per annum equal to the Default Rate.

(c) Computation of Interest.  All interest and fees under each Loan Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed.  The date of funding of a Revolving Loan shall be included in the calculation of interest.

The date of payment of a Revolving Loan shall be excluded from the calculation of interest.  Interest on all Loans is payable in arrears on the last day of each calendar quarter and on the maturity of such Loans, whether by acceleration or otherwise.

(d) Maximum Rate of Interest.  Notwithstanding anything to the contrary contained in any Loan Document or the Notes, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied, at the Lender's discretion, to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, the Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(e) Inability to Determine Index Rate.  In the event the Lender shall determine that adequate and reasonable methods do not exist for ascertaining the WSJ Prime Rate, the Lender shall select a replacement index and promptly provide notice of such determination to the Borrowers (which shall be conclusive and binding on the Borrowers).

2.06 Required Payments.

(a) Term Loan.  Beginning March 31, 2013, and continuing on the last day of each calendar quarter thereafter prior to the Term Loan Maturity Date, the principal balance of the Term Loan will be payable in consecutive installments, with each installment (except the final installment due on the Term Loan Maturity Date) being in the amount of $357,142.86.  Payment of each such principal installment shall be accompanied by payment of the unpaid interest accrued on the Term Loan.  The entire unpaid principal balance of the Term Loan (which the Borrowers acknowledge will be balloon payment), together with all unpaid interest accrued thereon, will be due and payable by the Borrowers on the Term Loan Maturity Date.

(b) Revolving Loans.  Interest only on the Outstanding Amount of all Revolving Loans shall be due and payable on the last day of each calendar quarter beginning March 31, 2013.  The aggregate Outstanding Amount of all Revolving Loans, together with all unpaid interest accrued thereon, shall be due and payable in full on the Revolving Credit Maturity Date.

(c) Advancing Term Loan.  Interest only on the Outstanding Amount of all advances under the Advancing Term Loan shall be due and payable on the last day of each calendar quarter beginning March 31, 2013.  The aggregate Outstanding Amount of all advances under the Advancing Term Loan, together with all unpaid interest accrued thereon, shall be due and payable in full on the Advancing Term Loan Maturity Date.

2.07 Prepayments.

(a) Voluntary Prepayments of Loans.  The Borrowers may, upon notice to the Lender, at any time or from time to time, voluntarily prepay the Outstanding Amount of the Term Loan, the Advancing Term Loan (but only after any obligation to make advances thereunder has terminated) the Revolving Loans, in whole or in part, without premium or penalty; provided that (A) such notice must be received by the Lender not later than 11:00 a.m. on the date of prepayment; (B) any prepayment shall be in a principal amount of $100,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of the Term Loan shall be applied to the remaining installments in inverse order of maturity. Each such notice shall specify the date and amount of such prepayment and the Loans to be prepaid. If such notice is given by the Borrowers, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Automatic Prepayments.  If the collected balance of the Cash Management Account as of the close of business on any Business Day is greater than zero Dollars, the Lender will automatically debit the Cash Management Account for the amount of the excess and apply such excess as a prepayment on the Outstanding Amount of the Revolving Loans. The provisions of this Section 2.07(b) shall apply only if the Borrowers are utilizing the Lender's "Loan Manager" service.

(c) Mandatory Prepayments of Loans.

(i) Revolving Loans. If for any reason the Total Revolving Credit Exposure at any time exceed the Revolving Commitment, the Borrowers shall immediately prepay Revolving Loans and/or Cash Collateralize the Letter of Credit Liabilities in an aggregate amount equal to such excess.

(ii) Dispositions and Involuntary Dispositions.  The Borrowers shall prepay the Loans as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds of all (A) Dispositions (other than Permitted Transfers) and (B) Involuntary Dispositions to the extent such Net Cash Proceeds (or any amount equal thereto) are not reinvested in Eligible Assets within 90 days of the date of such Involuntary Disposition, or such later date as the Borrowers may request and the Lender may consent to in writing, provided that the Borrowers have initiated actions to reinvest such Net Cash Proceeds (or any amount equal thereto) in Eligible Assets. Any prepayment pursuant to this clause (ii) shall be applied as set forth in clause (iii) below.

(iii) Application of Mandatory Prepayments.  All amounts required to be paid pursuant to this Section 2.07(c) shall be applied as follows:

(A) with respect to all amounts prepaid pursuant to Section 2.07(c)(i), to Revolving Loans and (after all Revolving Loans have been repaid) to Cash Collateralize Letter of Credit Liabilities; and

(B) with respect to all amounts prepaid pursuant to Section 2.07(c)(ii), to the Term Loan (to the remaining installments in inverse order of maturity), and then to the Advancing Term Loan.

All prepayments under this Section 2.07(c) shall be subject to Section 3.04, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment.

2.08 Late Fees.  To the extent any principal and interest due under any Loan Document is not paid within 10 calendar days of the due date therefor, and, to the extent that the following described fee is deemed to constitute interest, subject to Section 2.05(d), in addition to any interest or other fees and charges due hereunder or under the applicable Loan Document, the Borrowers shall pay a late fee equal to 5% of the amount of the payment that was to have been made.  The Borrowers agree that the charges set forth herein are reasonable compensation to the Lender for the acceptance and handling of such late payments.

2.09 Evidence of Debt.  The Credit Extensions and advances under the Advancing Term Loan made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive, absent manifest error, of the amount of the Credit Extensions and advances under the Advancing Term Loan made by the Lender to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers to pay any amounts owing with respect to the Obligations. The Borrowers shall also jointly and severally make, execute and deliver the Term Note to evidence the Term Loan, the Revolving Note to evidence the Revolving Loans and the Advancing Term Note to evidence the Advancing Term Loan.  The Lender may attach schedules to the Notes and endorse thereon the date, amount and maturity of the Loans and the payments made with respect thereto.

2.10 Payments Generally.  All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. The Borrowers hereby authorizes the Lender to automatically debit the Cash Management Account for each payment due hereunder.  If any payment to be made by the Borrowers hereunder shall come due on a day other than a Business Day, such automatic debit shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

2.11 Collateral.

(a) Grant of Liens.  At all times until the Obligations have paid in full and the Revolving Commitment has been terminated, (i) the Borrowers agrees to grant and maintain, or cause to be granted and maintained, in favor of the Lender an Acceptable Security Interest in the Personal Property Collateral, and (ii) Monarch agree to grant, maintain and continue an Acceptable Security Interest in the Pledged Account.

(b) Additional Borrowers.  Within 30 days after any Person becomes a Subsidiary of any Borrower after the Effective Date (other than a Person which is acquired or formed pursuant to an Investment permitted by Section 5.02(g) and which is not a Wholly-Owned Subsidiary), the Borrowers shall cause such Subsidiary to execute such Collateral Documents as the Lender may reasonably request to grant an Acceptable Security Interest in all Personal Property Collateral owned by it to secure the Obligations and to join as an additional Borrower hereunder.

(c) Further Assurances.  Each of the Borrowers shall, at its sole expense, upon the request of the Lender, execute and deliver or cause to be executed and delivered to the Lender, in due form for filing or recording, such additional security agreements, instruments, agreements, assignments, financing statements, lien entry forms and other Collateral Documents, and do such other acts and things with respect to the Collateral, as the Lender may reasonably deem necessary or advisable in order to perfect, maintain and protect its Liens in the Collateral. Without limiting the generality of the foregoing, each of the Borrowers, at its sole expense, shall deliver or cause to be delivered to the Lender, in due form for transfer, all proceeds of Collateral consisting of promissory notes, instruments, chattel paper, documents, securities or the like.

(d) Cross-Collateralization.  The Borrowers acknowledge that all of the Collateral is granted to the Lender as security for the repayment of all of the Obligations.  If either of the Notes is paid in full or satisfied, but any portion of the Obligations remains unsatisfied, the Lender will retain its Liens in all of the Collateral until the remaining Obligations are paid in full.

2.12 Concerning Joint and Several Liability.  Each of the Borrowers hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with each of the other Borrowers with respect to the payment and performance of all of the Loans and other Obligations arising under this Agreement and the other Loan Documents, it being the intention of the parties hereto that all such Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.  Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lender under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the other Borrowers to accept joint and several liability for the obligations of all of them.  Each Borrower has derived and will derive benefits from the Term Loan, the Revolving Loans to be made under the Revolving Commitment and the Advancing Term Loan, both in its individual capacity and as a member of the integrated group of Borrowers, since the successful operation and condition of each is dependent on the continued successful performance of the integrated group as a whole.  The Borrowers acknowledge that their acceptance of joint and several liability has allowed each of them to obtain more favorable credit terms. If and to the extent that a Borrower shall fail to make any payment with respect to any of the obligations hereunder as and when due or to perform any of such obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such obligation. Except to the extent notice is expressly required to be given pursuant to the terms of this Agreement and as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Lender under or in respect of any of the obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement.  Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lender at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Lender in respect of any of the obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such obligations or the addition, substitution or release, in whole or in part, of any Borrower.  The obligations of each Borrower under this Agreement shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower.

2.13 Increased Costs.  If, after the Effective Date, any Change in Law: (1) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, or any successor thereto), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by the Lender; or (2) shall impose on the Lender any other condition affecting any of the Notes; and the result of anything described in clauses (1) above and (2) is to increase the cost to (or to impose a cost on) the Lender of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by the Lender under this Agreement or under any of the Notes with respect thereto, then upon demand by the Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Lender), the Borrowers shall promptly pay to the Lender such additional amount as will compensate the Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is 270 days prior to the date on which the Lender first made demand therefor.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Borrowers jointly and severally represent and warrant to the Lender that:

3.01 Existence, Qualification and Power.  Each Borrower (a) is duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of Properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

3.02 Authorization; No Contravention.  The execution, delivery and performance by each Borrower of each Loan Document to which such Person is party have been duly authorized by all necessary corporate action, and do not (a) contravene the terms of any of such Person's Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law (including Regulation U or Regulation X issued by the FRB), except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

3.03 Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower of this Agreement or any other Loan Document other than (i) those that have already been obtained and are in full force and effect and (ii) filings to perfect the Liens created by the Collateral Documents.

3.04 Binding Effect.  Each Loan Document has been duly executed and delivered by each Borrower that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Borrower that is party thereto, enforceable against each such Borrower in accordance with its terms.

3.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the consolidated financial position of the Borrowers as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the consolidated financial position of the Borrowers as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) From the date of the Audited Financial Statements to and including the Effective Date, there has been no Disposition by any Borrower, or any Involuntary Disposition, of any material part of the business or Property of any Borrower, and no Acquisition by any of them of any business or Property (including any Equity Interests of any other Person) material in relation to the consolidated financial position of the Borrowers, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lender on or prior to the date of this Agreement.

(d) The financial statements delivered pursuant to Section 4.01(a) and (b) have been prepared in accordance with GAAP (except as may otherwise be permitted under Section 4.01(a) and (b)) and present fairly in all materials respects the consolidated financial position, results of operations and cash flows of the Borrowers as of the dates thereof and for the periods covered thereby.

(e) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

3.06 Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Borrowers or against any of their Properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

3.07 No Default.

(a) No Borrower is in default under or with respect to any Contractual Obligation that could reasonably be expected to have a Material Adverse Effect.

(b) No Default hereunder has occurred and is continuing.

3.08 Ownership of Property; Liens.  Each of the Borrowers has good record and marketable title to all Property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Properties of the Borrowers is subject to any Liens, other than Permitted Liens.

3.09 Environmental Compliance.  The Borrowers conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Laws on their respective businesses, operations and Properties, and as a result thereof the Borrowers have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.10 Insurance.  The properties of the Borrowers are insured with financially sound and reputable insurance companies not Affiliates of any Borrower, in such amounts, after giving effect to any self-insurance compatible with the following standards, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in the localities where the Borrowers operate, and in compliance with Section 4.07. The insurance coverage of the Borrowers as in effect on the Effective Date is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 3.10.

3.11 Taxes.  The Borrowers have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no known proposed tax assessment against any Borrower that would, if made, have a Material Adverse Effect.  No Borrower is a party to any tax sharing agreement.

3.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto, or may rely upon an opinion letter issued with respect to a plan pre-approved by the IRS and, to the best knowledge of the Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. Each Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Internal Revenue Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code has been made with respect to any Plan.

(b) There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability, except as reflected in the Audited Financial Statements; (iii) no Borrower or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no Borrower or any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no Borrower or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

3.13 Subsidiaries.  As of the Effective Date, the Borrowers have no Subsidiaries (other than Subsidiaries that are also Borrowers).

3.14 Disclosure.  Each Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Borrower to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

3.15 Compliance with Laws.  Each Borrower is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its Properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

3.16 Investment Company Act.  Neither any Borrower or any Person Controlling any Borrower is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

3.17 Solvency.   Each of the Borrowers is and after each Credit Extension will be Solvent.

3.18 Business Locations.   Set forth on Schedule 3.18(a) is a list of all locations where any material inventory of any Borrower is located as of the Effective Date. Set forth on Schedule 3.18(b) is the chief executive office, taxpayer identification number and organizational identification number of each Borrower as of the Effective Date. The exact legal name and state of organization of each Borrower is as set forth on the signature pages hereto. Except as set forth on Schedule 3.18(c), no Borrower has during the five years preceding the Effective Date (i) changed its legal name, (ii) changed its state of incorporation, or (iii) been party to a merger, consolidation or other change in structure.

3.19 Labor Matters.  Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect; (i) there are no strikes, lockouts or other labor disputes pending or, to the knowledge of any Borrower, threatened against any Borrower; (ii) hours worked by and wages paid to employees of each Borrower have not violated the Fair Labor Standards Act or any other applicable Law; and (iii) all payments due in respect of employee health and welfare insurance from any Borrower have been paid or properly accrued on the books of the relevant Borrower.

ARTICLE IV
AFFIRMATIVE COVENANTS

As long as the Loans or other Obligations hereunder shall remain unpaid or unsatisfied, or any Letter of Credit remains outstanding, or the Revolving Commitment or any obligation to make advances under the Advancing Term Loan shall remain in effect, the Borrowers shall:

4.01 Financial Statements.  Deliver to the Lender, in form and detail satisfactory to the Lender:

(a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrowers, a consolidated balance sheet of the Borrowers as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accounting firm of recognized standing reasonably acceptable to the Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any "going concern" or like qualification or exception or any qualification or exception as to the scope of such audit; and

(b) as soon as available, but in any event within 60 days after the end of each fiscal quarter of each fiscal year of the Borrowers, a consolidated balance sheet of the Borrowers as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of Monarch as fairly presenting the consolidated financial position, results of operations, shareholders' equity and cash flows of the Borrowers in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

4.02 Certificates; Other Information.  Deliver to the Lender, in form and detail satisfactory to the Lender:

(a) concurrently with the delivery of the financial statements referred to in Sections 4.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of Monarch;

(b) within 30 days prior to the end of each fiscal year of the Borrowers, an annual budget of the Borrowers for the following fiscal year (such budget to contain, among other things, a budget of Capital Expenditures and pro forma projections and financial statements of the following fiscal year and the assumptions upon which such projections are based), together with such revisions to such budget as may be periodically prepared;

(c) promptly after any request by the Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Borrowers by its independent accountants in connection with the accounts or books of the Borrowers, or any audit of any of them;

(d) promptly upon transmission thereof, copies of all such financial statements, proxy statements, material notices and reports as it shall send to its public stockholders and copies of all registration statements (without exhibits) and all reports which it files with the Securities and Exchange Commission; provided, however, that Borrowers shall be deemed to have satisfied the requirements of this clause (d) insofar as the items required pursuant to this clause (d) have been filed with the Securities and Exchange Commission and are publicly available pursuant to EDGAR or any replacement electronic filing system;

(e) promptly after the furnishing thereof, copies of any material statement or report furnished to any holder of debt securities of any Borrower pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to Section 4.01 or any other clause of this Section 4.02; and

(f) promptly, such additional information regarding the business, financial or corporate affairs of the Borrowers, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request.

4.03 Notices.

(a) Within two Business Days after a Responsible Officer obtains knowledge thereof, notify the Lender of the occurrence of any Default.

(b) Promptly notify the Lender of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) any breach or non-performance of, or any default under, a Contractual Obligation of any Borrower; (ii) any dispute, litigation, investigation, proceeding or suspension between any Borrower and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Borrower, including pursuant to any applicable Environmental Laws.

(c) Promptly notify the Lender of (i) any change of the legal name, corporate structure, jurisdiction of incorporation, organization or formation (as applicable), or organizational identification number of any Borrower, or (ii) the formation or Acquisition of any Subsidiary that is required to become a Borrower.

(d) Promptly notify the Lender of (i) any Disposition (other than a Permitted Transfer), or (ii) any Involuntary Disposition.

(e) Promptly notify the Lender of the occurrence of any ERISA Event.

(f) Promptly notify the Lender of any material change in accounting policies or financial reporting practices by the Borrowers.

Each notice pursuant to this Section 4.03(a) through (f) shall be accompanied by a statement of a Responsible Officer of Monarch setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 4.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

4.04 Payment of Obligations.  Pay and discharge, as the same shall generally become due and payable, all its obligations and liabilities, except where the failure to pay or discharge such obligations or liabilities could not reasonably be expected to have a Material Adverse Effect, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrowers, and (b) all lawful claims which, if unpaid, would by law become a Lien upon any of their Properties (other than a Permitted Lien).

4.05 Preservation of Existence and Rights.

(a) Preserve, renew and maintain in full force and effect their legal existence and good standing under the Laws of the jurisdiction of each Borrower's incorporation, except as a result of mergers, dissolutions or other transactions permitted pursuant to Section 5.04.

(b) Maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of their business, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Preserve or renew all of their material registered patents, copyrights, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

4.06 Maintenance of Properties.

(a) Maintain, preserve and protect all of its material Properties and equipment necessary in the operation of their business in good working order and condition, ordinary wear and tear excepted.

(b) Make all necessary repairs thereto and renewals and replacements thereof, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Use the standard of care typical in the industry in the operation and maintenance of its facilities.

4.07 Maintenance of Insurance.  The Borrowers will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.  The Borrowers will maintain (i) casualty insurance on all real and personal property on an all risks basis (including the perils of flood and quake), covering the repair and replacement cost of all such property and coverage for business interruption and public liability insurance (including products/completed operations liability coverage) in each case of the kinds customarily carried or maintained by Persons of established reputation engaged in similar businesses and in amounts reasonably acceptable to the Lender and (ii) such other insurance coverage in such amounts and with respect to such risks as the Lender may reasonably request; provided, however, that in no event shall any Subsidiary of Monarch be required to obtain business interruption insurance.  All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to the Lender.  The Borrowers will not bring or keep any article on any business location of any Borrower, or cause or allow any condition to exist, if the presence of such article or the occurrence of such condition could reasonably cause the invalidation of any insurance required by this 4.07, or would otherwise be prohibited by the terms thereof.  On or prior to the Effective Date, and at all times thereafter, the Borrowers will cause the Lender to be named as an additional insured, assignee and loss payee (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this 4.07 pursuant to endorsements in form and content acceptable to the Lender.  The Borrowers will deliver to the Lender (i) on the Effective Date, a certificate from the Borrowers' insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) on an annual basis, and upon the request of Lender from time to time full information as to the insurance carried, (iii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by the Borrowers.  In the event the Borrowers fail to provide the Lender with evidence of the insurance coverage required by this Agreement, the Lender may purchase insurance at the Borrowers' expense to protect the Lender's interests in the Collateral.  This insurance may, but need not, protect the Borrowers' interests.  The coverage purchased by the Lender may not pay any claim made by any Borrower or any claim that is made against any Borrower in connection with the Collateral.  The Borrowers may later cancel any insurance purchased by the Lender, but only after providing the Lender with evidence that the Borrowers have obtained insurance as required by this Agreement.  If the Lender purchases insurance for the Collateral, to the fullest extent provided by law the Borrowers will be responsible for the costs of that insurance, including interest and other charges imposed by the Lender in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to the Obligations.  The costs of the insurance may be more than the cost of insurance the Borrowers are able to obtain on their own.

4.08 Compliance with Laws.  Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

4.09 Books and Records.

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions of the Borrowers.

(b) Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrowers.

4.10 Inspection Rights.

(a) Permit the Lender to visit and inspect any of their properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrowers; provided, however, that when an Event of Default exists the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

(b) Permit the Lender, through its authorized representatives (who need not be employees of the Lender), during normal business hours and upon reasonable advance notice to the Borrowers, to conduct periodic field audits of the Borrowers to review their operations, books and records, credit policies, charge-off policies, collection procedures, methodology for eligibility calculations, and other matters relating to the value and maintenance of the Borrowers' Accounts and inventory.  Except after the occurrence and during the continuation of any Default, field audits will be conducted no more than once per year, at the Lender's discretion.  The cost of each field audit shall be reasonable and in accordance with standard industry practices, and so long as an Event of Default exists at the time of any such audit, the Borrowers will reimburse the Lender for all reasonable costs and expenses incurred by the Lender in connection with such field audit.

4.11 Use of Proceeds.  Use the proceeds of the Credit Extensions solely for the purposes set forth in Section 2.02.  In no event shall the proceeds of the Credit Extensions be used in contravention of any Law or of any Loan Document.

4.12 Additional Subsidiaries.  Within 30 days after the Acquisition or formation of any Subsidiary (other than a Subsidiary which is acquired or formed pursuant to an Investment permitted by Section 5.02(g) and which is not a Wholly-Owned Subsidiary):

(a) notify the Lender thereof in writing, together with (i) the jurisdiction of formation, (ii) the number of shares of each class of Equity Interests outstanding, (iii) the number and percentage of outstanding shares of each class owned (directly or indirectly) by the applicable Borrower(s) and (iv) the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto; and

(b) cause such Person to (i) become a Borrower by executing and delivering to the Lender a Joinder Agreement or such other documents as the Lender shall deem appropriate for such purpose, (ii) deliver to the Lender documents of the types of documents necessary to become a party to the necessary Collateral Documents, as determined by the Lender, and (iii) execute and deliver to the Lender the Collateral Documents contemplated by Section 2.11(b), all in form, content and scope reasonably satisfactory to the Lender.

4.13 ERISA Compliance.  Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other Federal or state law; (b) cause each Plan that is qualified under Section 401(a) of the Internal Revenue Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Internal Revenue Code.

4.14 Perfection and Preservation of Collateral. Cause the Lender to have an Acceptable Security Interest in each item or type of Property included (or intended to be included) in the Collateral, subject to any exceptions which may be expressly provided in any Loan Document.

ARTICLE V
NEGATIVE COVENANTS

So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, or the Revolving Commitment or any obligation to make advances under the Advancing Term Loan shall remain in effect, no Borrower shall, directly or indirectly:

5.01 Liens.  Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 5.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not expanded, (ii) the amount secured or benefited thereby is not increased, and (iii) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 5.03(c);

(c) Excepted Liens;

(d) any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases permitted by this Agreement;

(e) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 5.02;

(f) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions;

(g) Liens of a collecting bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection; and

(h) Liens in connection with Indebtedness permitted under Section 5.03(h), but Indebtedness in connection with such Liens shall not exceed $500,000 in the aggregate.

5.02 Investments.  Purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, or make or permit to exist any investment or any other interest in, any other Person, except:

(a) Investments held by the Borrowers in the form of cash or Cash Equivalents;

(b) advances to officers, directors and employees of any Borrower or any Subsidiary in an aggregate amount not to exceed $100,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;

(c) Investments existing as of the date of this Agreement and set forth in Schedule 5.02;

(d) Investments in any Person that is a Borrower prior to giving effect to such Investment;

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f) Guarantees permitted by Section 5.03;

(g) Acquisitions permitted under Section 5.05;

(h) Investments in publicly-traded companies not Affiliates of the Borrowers listed on a U.S. national stock exchange; and

(i) To the extent constituting Investments, transactions (including any consideration received in connection with transactions) permitted by Sections 5.03, 5.04, 5.07, 5.08 and 5.09.

5.03 Indebtedness.  Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents and other Indebtedness owing to the Lender or any of its Affiliates;

(b) intercompany Indebtedness of any Borrower owing to another Borrower;

(c) Indebtedness outstanding as of the date of this Agreement and set forth in Schedule 5.03 (including, in the case of any such Indebtedness that constitutes revolving credit, letter of credit or other  Indebtedness that is not fully disbursed, funded or drawn upon on the Effective Date, any disbursements, fundings or drawings under such Indebtedness after the Effective Date), together with any renewals, extensions, refinancings or replacements of such Indebtedness, provided that amount of such Indebtedness is not increased as the result of such renewals, extensions, refinancing or replacements;

(d) obligations (contingent or otherwise) of the Borrowers existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e) to the extent constituting Indebtedness, accounts payable and rentals payable under operating leases incurred in the ordinary course of business which are not more than 60 days past due, unless such payables are being contested in good faith by a Borrower and adequate reserves are maintained in accordance with GAAP;

(f) Guarantees with respect to Indebtedness permitted under clauses (a) through (f) of this Section 5.03;

(g) to the extent constituting Indebtedness, inventory that is prepaid and which is accounted for as an accrued liability on a Borrower's balance sheet; and

(h) any other Indebtedness, provided that the Borrowers' aggregate Indebtedness permitted under this clause (h)—when combined with the aggregate amount of Indebtedness permitted under clauses (c) and (d) above (other than, in the case of clause (d), Indebtedness owing to the Lender or any of its Affiliates)—may not exceed $2,500,000 at any time.

5.04 Mergers; Fundamental Changes.

(a) Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 5.04 but subject to the terms of Sections 4.12 and 4.14, (a) any Borrower may merge or consolidate with any other Borrower, (b) any Subsidiary of a Borrower, including any Subsidiary that is not a

Wholly-Owned Subsidiary, may merge or consolidate with any Borrower provided that such Borrower is the continuing or surviving entity, and (c) so long as no Default exists, any Borrower other than Monarch may dissolve, liquidate or wind up its affairs at any time provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect.

(b) Engage in any material line of business substantially different from those lines of business conducted by the Borrowers on the date of this Agreement or any business substantially related or incidental thereto.

5.05 Acquisitions.  Make any Acquisition unless the purchase price is payable solely in Equity Interests of Monarch or any other Borrower; provided, however, the Borrower may make any Acquisition so long as no Event of Default exists or would result therefrom.

5.06 Dispositions.  Make any Disposition, except for Permitted Transfers.

5.07 Restricted Payments.  So long as any Event of Default exists or would result therefrom, declare or make, directly or indirectly, any Restricted Payment or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Borrower that is a Subsidiary of another Borrower may make and pay any Restricted Payment to such parent Borrower and any other Person that owns an Equity Interest in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Borrowers may declare and make Restricted Payments payable solely in their Equity Interests; and

(c) the Borrowers may purchase, redeem or otherwise acquire their outstanding Equity Interests with proceeds received from the substantially concurrent issue of new Equity Interests.

5.08 Transactions with Affiliates and Insiders.  Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than:

(a) advances of working capital to any Borrower;

(b) transfers of cash and assets to any Borrower;

(c) intercompany transactions expressly permitted by Section 5.02, Section 5.03, Section 5.04 or Section 5.05;

(d) normal and reasonable compensation and reimbursement of expenses of officers and directors;

(e) any issuance of Equity Interests of such Person pursuant to the exercise of options or warrants, or any issuance of Equity Interests of such Person pursuant to the conversion of any debt securities to equity or the conversion of any class equity securities to any other class of equity securities, or any issuance of options or warrants relating to Equity Interests of such Person, including any issuance under any executive incentive compensation plan; or

(f) except as otherwise specifically limited in this Agreement, other transactions which are on terms and conditions substantially as favorable to such Person as would be obtainable by it in a comparable arm's-length transaction with a Person other than an officer, director or Affiliate.

5.09 Burdensome Agreements.  Enter into, or permit to exist, any Contractual Obligation that prohibits or otherwise restricts the existence of any Lien upon any of its Property in favor of the Lender for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such Property is given as security for the Obligations, except (i) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien and (ii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 5.05, pending the consummation of such sale.

5.10 Prepayment of Other Indebtedness, Etc.

(a) Amend or modify any of the terms of any Indebtedness of the Borrowers (other than Indebtedness arising under the Loan Documents) if such amendment or modification would add or change any terms in a manner adverse to the Borrowers, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto.

(b) Make (or give any notice with respect thereto) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including without limitation, by way of depositing money or securities with the trustee with respect thereto before due for the purpose of paying when due), refund, refinance or exchange of any Indebtedness of the Borrowers (other than Indebtedness arising under the Loan Documents) in excess of $250,000.

5.11 Organizational Documents; Fiscal Year, Legal Name, State of Incorporation or Formation and Form of Entity.

(a) Amend, modify or change its Organizational Documents in a manner adverse to the Lender.

(b) Change its fiscal year.

(c) Without providing 10 days' prior written notice to the Lender, change its name, state of incorporation or formation or form of organization.

5.12 Sale Leasebacks.  Enter into any Sale and Leaseback Transaction.

5.13 Foreign Subsidiaries.  Form or acquire any Subsidiary that is not organized under the Laws of the United States or any State thereof.

ARTICLE VI
FINANCIAL COVENANTS

So long as any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, or the Revolving Commitment shall remain in effect, the Borrowers shall not:

6.01 Minimum Tangible Net Worth Before Other Comprehensive Income.  Permit their consolidated tangible net worth before Other Comprehensive Income as of the end of any fiscal quarter of the Borrowers to be less than $95,000,000.

6.02 Minimum Tangible Net Worth After Other Comprehensive Income.  Permit their consolidated tangible net worth after Other Comprehensive Income as of the end of any fiscal quarter of the Borrowers to be less than $85,000,000.

For purposes of this Article VI, "Other Comprehensive Income" means the "accumulated other comprehensive income (loss)" as presented in the most recently available consolidated financial statements of the Borrowers.

ARTICLE VII
CONDITIONS PRECEDENT

7.01 Conditions to Closing.  The obligation of the Lender to enter into this Agreement and extend the Revolving Commitment hereunder is subject to the Borrowers' satisfaction of the following conditions precedent as of or prior to the Effective Date:

(a) Loan Documents.  The Lender shall have received executed counterparts of this Agreement and the other Loan Documents, each properly executed by a Responsible Officer of each Borrower.

(b) Organizational Documents and Resolutions.  The Lender shall have received the following, each of which shall be originals or facsimiles (followed promptly by originals), in form and substance satisfactory to the Lender and its legal counsel:

(i) copies of the Organizational Documents of each Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a secretary or assistant secretary of such Borrower to be true and correct as of the Effective Date;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Borrower is a party; and

(iii) such documents, certifications or evidence as the Lender may reasonably require to evidence that each Borrower is duly incorporated or organized, and is validly existing, in good standing and qualified to engage in business in its state of incorporation, organization or formation, the state of its principal place of business and each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

(c) Perfection and Priority of Liens.  The Lender shall have received:

(i) fully executed copies of all Collateral Documents and other policies, certificates and documents described or referred to in Section 2.11;

(ii) evidence that no Liens exist on any of the Collateral or other Property of the Borrowers, other than Permitted Liens (such evidence to include Uniform Commercial Code termination statements with respect to all effective financing statements covering any portion of the Personal Property Collateral); and

(iii) if any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of any Borrower and the Lender so requests, a notification from such Person in writing of the Lender's security interest therein, instructing such Person to hold all such Collateral for the Lender's account and subject to the Lender's instructions and a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Lender.

(d) Evidence of Insurance. The Lender shall have received copies of insurance policies or certificates of insurance of the Borrowers evidencing liability and casualty insurance meeting the requirements set forth in the Loan Documents, including, but not limited to, naming the Lender as additional insured (in the case of liability insurance) or loss payee (in the case of hazard insurance).

(e) Closing Certificate.  The Lender shall have received a certificate, dated the Effective Date and signed by a Responsible Officer of the Borrowers, certifying that the conditions specified in Section 7.01 and Sections 7.02 have been satisfied.

(f) Financial Statements.  The Lender shall have received:

(i) the Audited Financial Statements; and

(ii) unaudited consolidated financial statements of the Borrowers for the fiscal quarter ending September 30, 2012, including balance sheets and statements of income or operations, shareholders' equity and cash flows (the "Interim Financial Statements").

(g) Accrued Interest.  The Borrowers shall have paid all accrued but unpaid interest arising under the Existing Loan Agreement and the Term Note.

(h) No Material Adverse Change.  There shall not have occurred any material adverse change since the effective date of the Audited Financial Statements in the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrowers, taken as a whole.

(i) Litigation.  There shall not exist any action, suit, investigation or proceeding pending or threatened in any court or before an arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(j) Attorneys' Fees and Expenses.  The Borrowers shall have paid all reasonable fees and disbursements of counsel to the Lender incurred in connection with the negotiation, documentation and closing of this Agreement and the lending transactions contemplated hereby, to the extent invoiced prior to or on the Effective Date.

7.02 Conditions to all Credit Extensions.

The obligation of the Lender to honor any request for Credit Extension is subject to the following conditions precedent:

(a) The representations and warranties of the Borrowers contained in Article III or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) that, for purposes of this Section 7.02, the representations and warranties contained in subsections (a) and (b) of Section 3.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 4.01, and (iii) for changes resulting from transactions occurring after the Effective Date that are permitted under this Agreement.

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c) The Lender shall have received a Loan Notice or Notice of LC Credit Event in accordance with the requirements hereof.

Each request for a Credit Extension submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 7.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VIII
EVENTS OF DEFAULT

8.01 Events of Default.  Any of the following shall constitute an Event of Default:

(a) Non-Payment.  If any Borrower fails to pay (i) within five days when and as required to be paid herein, any amount of principal of or interest on any Loan or any Letter of Credit Obligation, or any fee due hereunder, or (ii) within 10 days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants.  If any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 4.01, 4.02, 4.03, 4.05, 4.10, 4.11, 4.12 or 4.14 or Article V or Article VI; or

(c) Pledge Agreement.  If Monarch fails to perform or observe any covenant or agreement contained in the Pledge Agreement, including the obligation to maintain at least the Minimum Balance (as defined in the Pledge Agreement) in the Pledged Account; or

(d) Other Defaults.  If any Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in this Agreement or in any other Loan Document on its part to be performed or observed and such failure continues for 30 days after Monarch receives written notice thereof from the Lender (or, if earlier, when a Responsible Officer obtains knowledge of such failure); or

(e) Representations and Warranties. If any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(f) Cross-Default.  If (i) any Borrower (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $250,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrowers is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any

Borrower is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower as a result thereof is greater than $500,000; or

(g) Insolvency Proceedings.  If any Borrower institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for more than 60 days, or an order for relief is entered in any such proceeding; or

(h) Inability to Pay Debts; Attachment.  If (i) any Borrower becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy; or

(i) Judgments.  If there is entered against any Borrower (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding $250,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(j) ERISA.  If (i) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $500,000 for any calendar year, or (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $500,000; or

(k) Invalidity of Loan Documents. If any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Borrower or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document, or any Lien with respect to any material portion of the

Collateral intended to be secured thereby ceases to be, or subject to Section 5.01, is not, valid, perfected and prior to all other Liens or is terminated, revoked or declared void; or

(l) Change of Control.  If any Change of Control shall occur.

8.02 Remedies Upon Event of Default.  Upon the occurrence of any Event of Default or at any time thereafter, the Lender may take any or all of the following actions:

(a) declare the Revolving Commitment and any obligation of the Lender to make further Revolving Loans or Letter of Credit extensions to be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize the Letter of Credit Liabilities (in an amount equal to the then Outstanding Amount thereof);

(d) realize or foreclose upon the Collateral or any portion or part of the Collateral in any order; and

(e) exercise all rights and remedies available to it under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of the Lender to make Revolving Loans and any obligation of the Lender to make Letter of Credit extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of any Borrower to Cash Collateralize the Letter of Credit Liabilities as aforesaid shall automatically become effective, in each case without further act of the Lender.

8.03 Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Liabilities have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Lender in the following order.

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Lender and amounts payable under Article VII) payable to the Lender;

Second, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and L/C Borrowings and interest accrued on any other Obligations owing to the Lender (or any Affiliate of the Lender);

Third, to payment of any amounts due under any Swap Contract between any Borrower and the Lender (or any Affiliate of the Lender), including payment of breakage, termination or other payments and any interest accrued thereon;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, and (b) Cash Collateralize that portion of Letter of Credit Liabilities comprised of the aggregate undrawn amount of Letters of Credit;

Fifth, to the payment of amounts due under any Capital Lease between any Borrower and the Lender (or any Affiliate of the Lender);

Sixth, to payment of amounts due under any Treasury Management Agreement between any Borrower and the Lender (or any Affiliate of the Lender);

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to Borrowers or as otherwise required by Law.

Subject to Section 2.04(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

8.04 Marshalling; Waivers.  Each Borrower waives any right it may have to require marshaling of assets or Collateral for repayment of the Obligations in the event of the occurrence of any Event of Default. Each Borrower waives any and all rights it may have under 12 Okla. Stat. § 686 or any other applicable law that may require or arguably require the Lender to proceed first against any Collateral or portion of the Collateral in lieu of or prior to proceeding against the Borrowers.  Each Borrower also waives any right under 12 Okla. Stat. § 686 or under any other applicable law to obtain credit for the fair market value of the Property secured by any of the Collateral Documents, even if such Collateral Document is released by the Lender, unless the Lender forecloses the particular Lien represented by such Collateral Document and the Property encumbered by such Collateral Document is sold at sheriff's sale or by power of sale pursuant to such Collateral Document. The terms of this Section 8.04 shall survive any release of any Collateral Document and shall remain in effect between the Lender and the Borrowers as long as any Obligations exist in any form.

ARTICLE IX
EXPENSES AND INDEMNITY

9.01 Cost and Expenses. The Borrowers shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender, but not to exceed $6,000), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of any counsel for the Lender) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loan, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans.

9.02 Indemnification. The Borrowers shall indemnify the Lender and each Related Party of the Lender (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, the administration of this Agreement and the other Loan Documents, (ii) the Loans or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers, or any Environmental Liability related in any way to the Borrowers or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Indemnitee or (y) result from a claim brought by the Borrowers against an Indemnitee for breach of such Indemnitee's obligations hereunder or under any other Loan Document, if the Borrowers have obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

9.03 Increased Cost and Reduced Return; Capital Adequacy.  If, after the Effective Date, any Change in Law: (1) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, or any successor thereto), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by the Lender; or (2) shall impose on the Lender any other condition affecting the Notes; and the result of anything described in clauses (1) above and (2) is to reduce the amount of any sum received or receivable by the Lender under this Agreement or under any of the Notes with respect thereto, then upon demand by the Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to the Lender), the Borrowers shall promptly pay to the Lender such additional amount as will compensate the Lender for such increased cost or such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which the Lender first made demand therefor.

9.04 Taxes.

(a) Any and all payments by the Borrowers to or for the account of the Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on or measured by its overall net income and franchise taxes imposed on it by the jurisdiction (or any political subdivision thereof) under the Laws of which the Lender is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 9.04), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, such Borrower shall furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

(b) In addition, the Borrowers agree to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

(c) If a Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Lender, such Borrower shall also pay to the Lender, at the time interest is paid, such additional amount that the Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) that the Lender would have received if such Taxes or Other Taxes had not been imposed.

(d) The Borrowers agree to indemnify the Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 9.04) paid by the Lender, (ii) amounts payable under Section 9.04(c) and (iii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender makes a demand therefor.

9.05 Matters Applicable to all Requests for Compensation.  A certificate of the Lender claiming compensation under Section 9.03 or 9.04 and setting forth the calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods.

9.06 Payments.  All amounts due under this Article IX shall be payable not later than ten Business Days after demand therefor.

9.07 Survival.  All obligations of the Borrowers under this Article XI shall survive the termination of the Revolving Commitment and the repayment of all Obligations hereunder.

ARTICLE X
[INTENTIONALLY OMITTED.]

ARTICLE XI
MISCELLANEOUS

11.01 Amendments.  No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers therefrom, shall be effective unless in writing signed by the Lender and the Borrowers, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.02 Notices and Other Communications; Facsimile Copies.

(a) Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Borrowers:

c/o The Monarch Cement Company
449 1200 Street
Humboldt, Kansas  66748
Attention: Debra Roe, Chief Financial Officer
Telephone: (620) 473-2225
Telecopier: (620) 473-2447
Email: debbie.roe@monarchcement.com

(ii) if to the Lender:

Bank of Oklahoma
Bank of Oklahoma Tower
P. O. Box 2300
Tulsa, Oklahoma  74102-2300
Attention:  Paul Johnson
Telephone: (918) 588-6490
Telecopier: (918) 295-0400
Email: PJohnson@bokf.com

Notices sent by hand or overnight courier service, or mailed by certified mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications sent to an email address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return email or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. Any notice or other communication given as set forth above shall be deemed notice to all of the Borrowers.

(b) Change of Address.  Any of the Borrowers or the Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other party hereto.

11.03 No Waiver; Cumulative Remedies.  No failure by the Lender to exercise, and no delay by the Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.04 Right of Setoff.  To the extent that any payment by or on behalf of any Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

11.05 Successors and Assigns.  The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder or thereunder.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, any participants in the Loans (to the extent provided in Section 11.06), and the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

11.06 Participations.  The Lender may at any time, without the consent of, or notice to, the Borrowers, sell participations to any Person (each, a "Participant") in all or a portion of the Lender's rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment and/or the Loans owing to it); provided that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the Borrowers for the performance of such obligations, and (iii) the Borrowers shall continue to deal solely and directly with the Lender in connection with its rights and obligations under this Agreement.  The Borrowers agree that, subject to the terms of the agreements of participation, each Participant will be entitled to rely on the terms of this Agreement and the other Loan Documents as fully as if such Participant had been named as the holder of the Notes and a party to the other Loan Documents.

11.07 Confidential Information.  The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and representatives and to any direct or indirect contractual counterparty (or such contractual counterparty's professional advisor) under any Swap Contract relating to Loans outstanding under this Agreement (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (i) any Participant in, or any prospective Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07 or (y) becomes available to the Lender or any of its Affiliates on a nonconfidential basis from a source other than a Borrower.  For purposes of this Section 11.07, "Information" means all information received from a Borrower relating to the Borrowers or any of their respective businesses, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by such Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

11.08 Set-off.  If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of the Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of the Lender and its Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that the Lender or its Affiliates may have. The Lender agrees to notify the Borrowers promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Waiver of Consequential and Punitive Damages.  To the fullest extent permitted by applicable law, none of Borrowers shall assert, and each of the Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, or the use of the proceeds of the Loan.

11.10 Counterparts; Integration; Effectiveness; Amendment and Restatement.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by electronic communication in electronic portable format (PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.13 GOVERNING LAW; JURISDICTION; ETC.  THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT REGARD TO

CONFLICTS OF LAWS PRINCIPLES.  EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF TULSA, STATE OF OKLAHOMA AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS.  EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.  EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

11.14 WAIVER OF RIGHT TO TRIAL BY JURY.   EACH BORROWER AND THE LENDER EACH HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.  EACH BORROWER AND THE LENDER EACH ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS.  EACH BORROWER AND THE LENDER EACH WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

11.15 Borrower Representative.  Monarch is hereby appointed by each of the Borrowers as its contractual representative hereunder and under each other Loan Document, and each of the Borrowers irrevocably authorizes Monarch to act as the contractual representative of such Borrower with the rights and duties expressly set forth herein and in the other Loan Documents.

11.16 Release.  In consideration of the amendments contained herein, each of the Borrowers hereby waives and releases the Lender from any and all claims and defenses, known or unknown, with respect to the Existing Credit Agreement and the other Loan Documents (as defined therein) and the transactions contemplated thereby.

11.17 Ratification and Affirmation.  Each Borrower hereby acknowledges the terms of this Agreement and ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect.

11.18 USA PATRIOT Act Notice.  The Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies each Borrower, which information includes the names and addresses of the Borrowers and other information that will allow the Lender to identify each Borrower in accordance with the Act.

 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURES APPEAR ON FOLLOWING PAGES.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWERS:	THE MONARCH CEMENT COMPANY, a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President and Chairman of the Board

BEAVER LAKE CONCRETE, INC., an Arkansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President and Chairman of the Board

CAPITOL CONCRETE PRODUCTS COMPANY, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

CITY WIDE CONSTRUCTION PRODUCTS CO., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

CONCRETE ENTERPRISES, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President

Signature Page to
Second Amended and Restated Credit Agreement

CONCRETE MATERIALS, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President

DODGE CITY CONCRETE, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

JOPLIN CONCRETE COMPANY, INC., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President and Chairman of the Board

KANSAS SAND AND CONCRETE, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President

KAY CONCRETE MATERIALS CO., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

Signature Page to
Second Amended and Restated Credit Agreement

MONARCH CEMENT OF IOWA, INC., an Iowa corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

SALINA CONCRETE PRODUCTS, INCORPORATED, a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

SPRINGFIELD READY MIX CO., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

TULSA DYNASPAN, INC., an Oklahoma corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

Signature Page to
Second Amended and Restated Credit Agreement

LENDER:     BOKF, NA DBA BANK OF OKLAHOMA

By:  /s/ Paul Johnson__________
Name: Paul Johnson
Title: Officer

Signature Page to
Second Amended and Restated Credit Agreement

Schedule 3.10

INSURANCE

(see attached)

Schedule 3.10

																DATE (MM/DD/YYYY) 01/03/2013
				CERTIFICATE OF LIABILITY INSURANCE
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER 1-816-421-7788										CONTACT NAME: Carolyn Short
Arthur J. Gallagher Risk Management Services, Inc.										PHONE (A/C, No, Ext): 816-395-8558			FAX (A/C, No): 816-467-5558
2345 Grand Blvd., Suite 400										ADDRESS: E-MAIL carolyn_short@ajg.com
Kansas City, MO 64108										INSURER(S) AFFORDING COVERAGE					NAIC #
Mark Lathrom										INSURER A : LIBERTY MUT FIRE INS CO					23035
INSURED										INSURER B : LIBERTY INS CORP					42404
The Monarch Cement Company										INSURER C :
449 1200th Street										INSURER D :
P.O. Box 1000										INSURER E :
Humboldt, KS 66748										INSURER F :
COVERAGES								CERTIFICATE NUMBER: 31329805					REVISION NUMBER:
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE							ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS
A	GENERAL LIABILITY							X	X	TB2-Z91-512405-033	01/01/13	01/01/14	EACH OCCURRENCE			$1,000,000
	X	COMMERCIAL GENERAL LIABILITY											DAMAGE TO RENTED PREMISES (Ea occurance)			$300,000
			CLAIMS MADE		X	OCCUR							MED EXP (Any one person)			$5,000
													PERSONAL & ADV INJURY			$1,000,000
													GENERAL AGGREGATE			$2,000,000
	GEN'L AGGREGATE LIMIT APPLIES PER:												PRODUCTS - COMP/OP AGG			$2,000,000
		POLICY		PRO- JECT		X	LOC									$
A	AUTOMOBILE LIABILITY							X	X	AS2-Z91-512405-023	01/01/13	01/01/14	COMBINED SINGLE LIMIT (Ea accident)			$1,000,000
	X	ANY AUTO											BODILY INJURY (Per person)			$
		ALL OWNED AUTOS				SCHEDULED AUTOS							BODILY INJURY (Per accident)			$
	X	HIRED AUTOS			X	NON-OWNED AUTOS							PROPERTY DAMAGE (Per accident)			$
																$
B	X	UMBRELLA LIAB			X	OCCUR		X	X	TH7-Z91-512405-563	01/01/13	01/01/14	EACH OCCURRENCE			$15,000,000
		EXCESS LIAB				CLAIMS-MADE							AGGREGATE			$15,000,000
		DED	X	RETENTION		$10,000										$
A	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY						Y/N		X	WC2-Z91-512405-053	01/01/13	01/01/14	X	WC STATU- TORY LIMITS	OTH- ER
	ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED?							N/A					E.L. EACH ACCIDENT			$1,000,000
	(Mandatory in NH)												E.L. DISEASE - EA EMPLOYEE			$1,000,000
	If yes, describe under DESCRIPTION OF OPERATIONS below												E.L. DISEASE - POLICY LIMIT			$1,000,000
DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)
Bank of Oklahoma is included as an Additional Insured under the General Liability, Automobile Liability and Umbrella Liability policies as required by written contract. A waiver of subrogation is included under the General Liability, Automobile Liability, Umbrella Liability and Workers' Compensation (as allowed by state law) as required by written contract.
CERTIFICATE HOLDER								CANCELLATION
Bank of Oklahoma Bank of Oklahoma Tower										SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
Bershunda J. Taylor One Williams Center										AUTHORIZED REPRESENTATIVE
PO Box 2300
Tulsa, OK 74192 USA
ACORD 25 (2010/05) The ACORD name and logo are registered marks of ACORD © 1988-2010 ACORD CORPORATION. All rights reserved.

SUPPLEMENT TO CERTIFICATE OF INSURANCE	DATE 01/03/2013
NAME OF INSURED: The Monarch Cement Company

Additional Description of Operations/Remarks from Page 1:
Additional Information:

General Liability Additional Insured as Required by Written Contract or Agreement per Form:
LG 31 80 09 07

Automobile Liability Additional Insured as Required by Written Contract or Agreement per Form:
CA 20 48 02 99

30 Day Notice of Cancellation as required by Written Contract or Agreement per Forms:
General Liability - LIM 99 01 05 11
Workers' Compensation - WM 90 18 06 11
Automobile Liability - LIM 99 01 05 11
Umbrella Liability - LIM 99 01 05 11

DATE (MM/DD/YYYY) 01/02/2013
EVIDENCE OF COMMERCIAL PROPERTY INSURANCE
THIS EVIDENCE OF COMMERCIAL PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUEING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

PRODUCER NAME, CONTACT PERSON AND ADDRESS Arthur J. Gallagher Risk Management Services, Inc. 2345 Grand Blvd., Suite 400 Kansas City, MO 64108	PHONE (A/C NO. EXT): 1-816-421-7788		COMPANY NAME AND ADDRESS LIBERTY MUT FIRE INS CO	NAIC NO: 23035
FAX (A/C, No): 1-816-472-5517	E-MAIL ADDRESS:		IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH
CODE:	SUB CODE:		POLICY TYPE
AGENCY CUSTOMER ID #:			Commercial Property
NAMED INSURED AND ADDRESS The Monarch Cement Company 449 1200th Street			LOAN NUMBER	POLICY NUMBER YU2-L9L-512405-373
P.O. Box 1000 Humboldt, KS 66748			EFFECTIVE DATE 01/01/13	EXPIRATION DATE 01/01/14	☐ CONTINUED UNTIL TERMINATED IF CHECKED
ADDITIONAL NAMED INSURED(S) See Attached
PROPERTY INFORMATION ( Use REMARKS on page 2, if more space is required) x BUILDING OR ☒ BUSINESS PERSONAL PROPERTY
LOCATION/DESCRIPTION Locations 1.1 - 51.1 - See attached Statement of Values
THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
COVERAGE INFORMATION PERILS INSURED ☐ BASIC ☐ BROAD ☒ SPECIAL ☐
COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $250,000,000 DED: See Below
	YES	NO	N/A
☒ BUSINESS INCOME ☐ RENTAL VALUE	X			If YES, LIMIT: $35,000,000 ☒Actual Loss Sustained; # of months:
BLANKET COVERAGE	X			If YES, indicate value(s) reported on property identified above: $ See Attached
TERRORISM COVERAGE		X		Attach Disclosure notice / DEC
IS THERE A TERRORISM-SPECIFIC EXCLUSION?	X
IS DOMESTIC TERRORISM EXCLUDED?	X
LIMITED FUNGUS COVERAGE	X			If YES, LIMIT: 250,000 DED: 100,000
FUNGUS EXCLUSION (If "YES", specify organization's form used)			X
REPLACEMENT COST	X
AGREED VALUE	X
COINSURANCE		X		If YES, %
EQUIPMENT BREAKDOWN (If Applicable)	X			If YES, LIMIT: Follows Prop DED: See Below
ORDINANCE OR LAW - Coverage for loss to undamaged portion of bldg	X
- Demolition Costs	X			If YES, LIMIT: 10,000,000 DED: 100,000
- Incr. cost of Construction	X			If YES, LIMIT: Included DED:
EARTH MOVEMENT (If Applicable)	X			If YES, LIMIT: 50,000,000 DED: 100,000
FLOOD (If Applicable)	X			If YES, LIMIT: See Below DED: 100,000
WIND / HAIL (If Subject to Different Provisions)	X			If YES, LIMIT: See Below DED: See Below
PERMISSION TO WAIVE SUBROGATION IN FAVOR OF MORTGAGE HOLDER PRIOR TO LOSS	X
CANCELLATION
SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
ADDITIONAL INTEREST
☐ MORTGAGEE	☐ CONTRACT OF SALE		LENDER SERVICING AGENT NAME AND ADDRESS
☒ LENDERS LOSS PAYABLE	☒ LOSS PAYEE
NAME AND ADDRESS
Bank of Oklahoma Bank of Oklahoma Tower			AUTHORIZED REPRESENTATIVE
Bershunda J. Taylor One Williams Center
PO Box 2300 Tulsa, OK 74192 USA
ACORD 28 (2009/12) Page 1 of 2 © 2003-2009 ACORD CORPORATION. All rights reserved. The ACORD name and logo are registered marks of ACORD

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE REMARKS - Including Special Conditions (Use only if more space is required)

Bank of Oklahoma is included as Lenders Loss Payable and Loss Payee under the Property policy as required by written contract.

Business Interruption Coverage only applies to Locations 1.1 and 2.1
Flood limit: $50,000,00 except $5,000,000 for locations 6, 12, 35.1, 35.2, 35.3, 35.4, 35.6 and 46
No Flood Coverage for Locations 4.5, 18, 22, 29, 33, 37, 39, 41, 51
Mobile Equipment or Tools Limit: $1,140,000
Deductibles:
$100,000 - policy deductible except
$250,000 - Loss of Business Income / Extra Expense for Locations 1.1 and 2.1
$10,000 - Locations 3.1 - 51.1
$30,000 Per Vehicle - $100,000 Maximum per Occurence - Unscheduled Licensed Vehicles
$10,000 - Exhibitions, Expositions, Fairs or Trade Shows
$10,000 - Mobile Equipment or Tools

Equipment Breakdown Deductibles:
$100,000 - Covered Objects Location 1.1 and 2.1
$10,000 - covered Objects All Other covered Locations
5x ADV - Loss of Business Income and Extra Expense Locations 1.1 and 2.1

Wind Associated with named Storm Deductible:
2% subject to $100,000 minimum - First tier wind Counties and Parishes
5% subject to $250,000 minimum - Florida and Puerto Rico

Named Insureds

  The Monarch Cement Company
  Beaver Lake Concrete, Inc.
  Capitol Concrete Products Co., Inc.
  City Wide Construction Products Co.
  Concrete Enterprises, Inc.
  Concrete Enterprises, South, A Division of Concrete Enterprises, Inc.
  Concrete Materials, Inc.
  Dodge City Concrete, Inc.
  Kay Concrete Materials Co.
  Concrete Industries, A Division of Dodge City Concrete, Inc.
  Joplin Concrete Company, Inc.
  Kansas Sand & Concrete, Inc.
  Monarch Cement of Iowa, Inc.
  Salina Concrete Products, Inc.
  Kansas Building Products, A Division of Salina Concrete Products, Inc.
  Springfield Ready Mix Co.
  Tulsa Dynaspan, Inc.
  Arrow Concrete Company, A division of Tulsa Dynaspan, Inc.

Monarch Cement Company - 2013 Statement of Values

Loc #	Sub- loc #	Location Name	Insureds Complete Street Address	City	State	Zip Code	Zip Code Ext	Building	Inventory/ Stock & Supplies	All Other Personal Property	Mobile Equipment	Loss of Business Income	Total TIV
1	1	Monarch Cement	449 1200th St	Humboldt	KS	66748	1785	90,235,000	10,000,000	110,000,000	-	35,000,000	245,235,000
2	1	Quarry Location	432 1600th St	Humboldt	KS	66748	2220	-	-	2,250,000	-	-	2,250,000
3	1	DCC	1105 E Wyatt Earp Blvd	Dodge City	KS	67801	5338	50,000	-	600,000	-	-	650,000
4	1	BLC	2425 Old Wire Rd	Springdale	AR	72764	8020	100,000	-	250,000	-	-	350,000
4	2	BLC - Rogers	2500 W Hudson Rd	Rogers	AR	72756	2072	100,000	-	350,000	-	-	450,000
4	3	BLC - Fayetteville	1474 Van Asche	Fayetteville	AR	72704		35,000	-	165,000	-	-	200,000
4	4	BLC - Bentonville	5698 S Vaughn Rd # 279	Bentonville	AR	72712		35,000	-	165,000	-	-	200,000
4	5	BLC - Huntsville	383 N Parrott Dr	Huntsville	AR	72740		30,000	-	120,000	-	-	150,000
5	1	CWC - Springfield	1948 Northwest Bypass	Springfield	MO	65803		-	-	25,000	-	-	25,000
5	2	CWC - Ozark	1817 N Farmer Branch Rd	Ozark	MO	65721	7272	75,000	-	400,000	-	-	475,000
6	1	CEI	2430 E 1st Ave	Hutchinson	KS	67501	1804	225,000	-	600,000	-	-	825,000
7	1	CMI	9900 W 75th St	Overland Park	KS	66204	2216	1,300,000	-	1,350,000	-	-	2,650,000
8	1	KSC	531 NW Tyler St	Topeka	KS	66608	1563	800,000	-	1,350,000	-	-	2,150,000
9	1	TDI	1601 E Houston St	Broken Arrow	OK	74012	4407	2,150,000	-	5,600,000	-	-	7,750,000
10	1	KBP	1600 S Hoover Rd	Wichita	KS	67209	2812	400,000	1,000,000	600,000	-	-	2,000,000
11	1	DCCI	1105 E Wyatt Earp Blvd	Dodge City	KS	67801	5338	-	-	850,000	-	-	850,000
12	1	SCP	1100 W Ash St	Salina	KS	67401	2559	800,000	1,500,000	850,000	-	-	3,150,000
13	1	SRM	2836 W Division St	Springfield	MO	65802	1151	100,000	-	1,000,000	-	-	1,100,000
14	1	MCI	5200 Park Ave	Des Moines	IA	50321	1229	650,000	-	400,000	-	-	1,050,000
15	1	CCP	627 NW Tyler St	Topeka	KS	66608	1591	1,250,000	800,000	2,250,000	-	-	4,300,000
16	1	CCP	1452 N 1823 Rd	Lawrence	KS	66044	9100	300,000	250,000	200,000	-	-	750,000
17	1	JCC	7425 Newman Rd	Joplin	MO	64801	5726	150,000	-	410,000	-	-	560,000
18	1	KSC	1628 NW Valencia Rd	Topeka	KS	66615	9658	-	-	1,500,000	-	-	1,500,000
19	1	MCC Dwelling	1300 S 8th St	Humboldt	KS	66748	1782	250,000	-	-	-	-	250,000
20	1	MCC Dwelling	1314 S 8th St	Humboldt	KS	66748	1782	400,000	-	-	-	-	400,000
21	1	MCC Dwelling	1316 S 8th St	Humboldt	KS	66748	1782	175,000	-	-	-	-	175,000
22	1	MCC Dwelling	245 1600th St	Humboldt	KS	66748	2283	25,000	-	-	-	-	25,000
23	1	MCC Dwelling	240 1200th St	Humboldt	KS	66748	2244	125,000	-	-	-	-	125,000
                                                        The Monarch Cement Company                                                                               34

24	1	MCC Dwelling	242 1200th St	Humboldt	KS	66748	2244	40,000	-	-	-	-	40,000
25	1	MCC Dwelling	1003 Wulf Dr	Humboldt	KS	66748	2022	15,000	-	-	-	-	15,000
26	1	MCC Dwelling	346 1200th St	Humboldt	KS	66748	2236	40,000	-	-	-	-	40,000
27	1	MCC Dwelling	1490 Delaware Rd	Humboldt	KS	66748	2224	20,000	-	-	-	-	20,000
28	1	MCC Dwelling	1935 Georgia Rd	Humboldt	KS	66748	2068	45,000	-	-	-	-	45,000
29	1	MCC Dwelling	1051 Arkansas Rd	Humboldt	KS	66748	2251	55,000	-	-	-	-	55,000
30	1	MCC Dwelling	496 1800th St	Humboldt	KS	66748	2214	55,000	-	-	-	-	55,000
31	1	MCC Dwelling	2103 Connecticut Rd	Humboldt	KS	66748	2158	100,000	-	-	-	-	100,000
32	1	BLC Dwelling	5700 S Vaughn	Benton	AR	72015		45,000	-	-	-	-	45,000
33	1	MCC Dwelling	456 1585th St	Humboldt	KS	66748	2226	75,000	-	-	-	-	75,000
34	1	MCC Dwelling	476 1600th St	Humboldt	KS	66748	2220	60,000	-	-	-	-	60,000
35	1	Cid - Ready Mix	111 J C St	Garden City	KS	67846		200,000	-	650,000	-	-	850,000
35	2	Cid - Batch Plant	111 J C St	Garden City	KS	67846		-	-	-	100,000	-	100,000
35	3	Batch Plant	111 J C St	Garden City	KS	67846		-	-	-	500,000	-	500,000
35	4	Batch Plant	111 J C St	Garden City	KS	67846		-	-	-	75,000	-	75,000
35	5	Batch Plant	111 J C St	Garden City	KS	67846		-	-	-	75,000	-	75,000
36	1	Cid - Ready Mix	107 Glenn St	Scott City	KS	67871		35,000	-	150,000	-	-	185,000
36	2	Cid - Batch Plant	107 Glenn St	Scott City	KS	67871		-	-	-	75,000	-	75,000
37	1	Cid - Batch Plant	E Walnut	Ness City	KS	67560		25,000	-	120,000	-	-	145,000
38	1	Cid - Batch Plant	404 2nd St	Leoti	KS	67861		15,000	-	45,000	-	-	60,000
39	1	Cid - Batch Plant	6 E Road 153	Dighton	KS	67839		25,000	-	45,000	-	-	70,000
40	1		804 E Main St	Harper	KS	67058		25,000	-	200,000	-	-	225,000
41	1		245 E Sherman	Kingman	KS	67068		150,000	-	600,000	-	-	750,000
42	1		317 W 3rd	Medicine Lodge	KS	67104		25,000	-	200,000	-	-	225,000
43	1		1100 S Jackson	Pratt	KS	67124		100,000	-	600,000	-	-	700,000
44	1		1301 W 10th	Pratt	KS	67124		100,000	-	600,000	-	-	700,000
45	1		50 Kay Dr	Monett	MO	65708		357,000	-	425,000	-	-	782,000
46	1		30 E Mill St	Aurora	MO	65605		270,000	-	180,000	-	-	450,000
47	1		Hwy 60	Billings	MO	65610		427,000	-	418,000	-	-	845,000
48	1		410 N Main	Mt Vernon	MO	65712		390,000	-	145,000	-	-	535,000
49	1		Hwy 37	Sarcoxie	MO	64862		125,000	-	82,000	-	-	207,000
50	1		845 Farm Rd 2035	Monett	MO	65708		129,000	-	364,500	-	-	493,500
51	1		7905 S. Regency Dr.	Sapulpa	OK	74066		50,000	-	300,000	-	-	350,000
								$102,758,000	$13,550,000	$136,409,500	$825,000	$35,000,000	$288,542,500
                                                        The Monarch Cement Company                                                                               35

Schedule 3.18(a)

LOCATIONS OF INVENTORY

The inventory described in the attached spreadsheet or located on or adjacent to the locations described in such spreadsheet; it being understood that a Borrower may have inventory located on adjacent property that has a different mailing address.

Schedule 3.18(a)

The Monarch Cement Co.

Location Name	Street Address	City	State/ Province	Zip Code	Zip Code Ext	Occupancy Description
Monarch Cement	449 1200th St	Humboldt	KS	66748	1785	Cement Plant
Quarry Location	432 1600th St	Humboldt	KS	66748	2220	Quarry location
BLC-Office and plant	2425 Old Wire Rd	Springdale	AR	72764	8020	Batch Plant
BLC	2500 W Hudson Rd	Rogers	AR	72756	2072	Batch Plant
BLC	1474 Van Asche	Fayetteville	AR	72704		Batch Plant
BLC	5698 S Vaughn Rd # 279	Bentonville	AR	72712		Batch Plant
BLC	383 N Parrott Dr	Huntsville	AR	72740		Batch Plant
CCP-Office and plant	627 NW Tyler St	Topeka	KS	66608	1591	Block Plant
CCP	1452 N 1823 Rd	Lawrence	KS	66044	9100	Block retail
CWC	1817 N Farmer Branch Rd	Ozark	MO	65721	7272	Batch Plant
CEI	2430 E 1st Ave	Hutchinson	KS	67501	1804	Batch Plant
CES- divison of CEI	804 E Main St	Harper	KS	67058		Batch Plant
CES- divison of CEI	245 E Sherman	Kingman	KS	67068		Batch Plant
CES- divison of CEI	317 W 3rd	Medicine Lodge	KS	67104		Batch Plant
CES- divison of CEI*	1100 S Jackson	Pratt	KS	67124		Sand plant
CES- divison of CEI	1301 W 10th	Pratt	KS	67124		Batch Plant
CMI	9900 W 75th St	Overland Park	KS	66204	2216	Batch Plant
JCC	7425 Newman Rd	Joplin	MO	64801	5726	Batch Plant
KSC- Office and plant	531 NW Tyler St	Topeka	KS	66608	1563	Batch Plant
KSC*	1628 NW Valencia Rd	Topeka	KS	66615	9658	Sand plant
KCM-Office and plant	50 Kay Dr	Monett	MO	65708		Batch Plant
KCM	30 E Mill St	Aurora	MO	65605		Batch Plant
KCM	Hwy 60	Billings	MO	65610		Batch Plant
KCM	410 N Main	Mt Vernon	MO	65712		Batch Plant
KCM	Hwy 37	Sarcoxie	MO	64862		Batch Plant
KCM-Sand Distribution	845 Farm Rd 2035	Monett	MO	65708		Sand distribution
DCC	1105 E Wyatt Earp Blvd	Dodge City	KS	67801	5338	Cement terminal and Ready Mix
Cid - division of DCC	111 J C St	Garden City	KS	67846		Batch Plant
Cid - division of DCC	107 Glenn St	Scott City	KS	67871		Batch Plant
Cid - division of DCC	E Walnut	Ness City	KS	67560		Batch Plant
Cid - division of DCC	404 2nd St	Leoti	KS	67861		Batch Plant
Cid - division of DCC	6 E Road 153	Dighton	KS	67839		Batch Plant
MCI	5200 Park Ave	Des Moines	IA	50321	1229	Cement Terminal
SCP	1100 W Ash St	Salina	KS	67401	2559	Block plant & Batch plant
KBP - division of SCP	1600 S Hoover Rd	Wichita	KS	67209	2812	Block Plant
CES- Batch Plant	804 E Main St	Harper	KS	67058		Batch Plant
CES- Batch Plant	245 E Sherman	Kingman	KS	67068		Batch Plant
CES- Batch Plant	317 W 3rd	Medicine Lodge	KS	67104		Batch Plant
CES- Batch Plant	1100 S Jackson	Pratt	KS	67124		Batch Plant
CES- Batch Plant	1301 W 10th	Pratt	KS	67124		Batch Plant
SRM**	2836 W Division St	Springfield	MO	65802	1151	Batch Plant
TDI-Office and plant	1601 E Houston St	Broken Arrow	OK	74012	4407	Precast & Batch Plant
TDI-Batch Plant	7905 S. Regency Dr.	Sapulpa	OK	74066		Batch Plant

We also own 6 portable ready mix plants that are moved from job to job

*CES and KSC have sand plants in Pratt and Topeka, respectively. We do not own this land.
**SRM - we do not own the land, office building or maintenance building at this location

Schedule 3.18(b)

LOCATIONS OF CHIEF EXECUTIVE OFFICE, TAXPAYER IDENTIFICATION NUMBER, AND ORGANIZATIONAL IDENTIFICATION NUMBER

Borrower	Chief Executive Office	Taxpayer Identification Number	Organizational Identification Number
The Monarch Cement Company	449 1200 Street Humboldt, KS	48-0340590	0100776
Beaver Lake Concrete, Inc.	449 1200 Street Humboldt, KS	71-0540425	100006030
Capitol Concrete Products Company, Inc.	449 1200 Street Humboldt, KS	48-0160063	0082677
City Wide Construction Products Co.	449 1200 Street Humboldt, KS	43-1379721	00254332
Concrete Enterprises, Inc.	449 1200 Street Humboldt, KS	48-0770955	0136853
Concrete Materials, Inc.	449 1200 Street Humboldt, KS	48-0177785	0115063
Dodge City Concrete, Inc.	449 1200 Street Humboldt, KS	48-1141823	2125045
Joplin Concrete Company, Inc.	449 1200 Street Humboldt, KS	01-0714960	00509878
Kansas Sand and Concrete, Inc.	449 1200 Street Humboldt, KS	48-0693463	0083196
Kay Concrete Materials Co.	449 1200 Street Humboldt, KS	43-0798704	00111484
Monarch Cement of Iowa, Inc.	449 1200 Street Humboldt, KS	42-1497601	235254
Salina Concrete Products, Incorporated	449 1200 Street Humboldt, KS	48-0402725	0116707
Springfield Ready Mix Co.	449 1200 Street Humboldt, KS	43-1114249	00193565
Tulsa Dynaspan, Inc.	449 1200 Street Humboldt, KS	73-1094010	N/A

Schedule 3.18(b)

Schedule 3.18(c)

CHANGES IN LEGAL NAME, STATE OF FORMATION AND STRUCTURE

None.

Schedule 3.18(c)

Schedule 5.01

EXISTING LIENS

To the extent constituting Liens, the interests of the applicable lessors or secured parties or their respective assigns with respect to the property described in the following:

1.
Uniform Commercial Code financing statement from The Monarch Cement Company, as debtor, to United Rentals Northwest, Inc., as secured party, filed April 8, 2010 as filing number 97791917 in the Kansas Secretary of State's office.

2.
Uniform Commercial Code financing statement from The Monarch Cement Company, as debtor, to United Rentals Northwest, Inc., as secured party, filed October 5, 2011 as filing number 98809165 in the Kansas Secretary of State's office.

3.
Uniform Commercial Code financing statement from Tulsa Dynaspan, Inc., as debtor, to Hoidale Co Inc, as secured party, filed August 16, 2011 as document number 20110816020813670 in the Oklahoma County Clerk's office.

Schedule 5.01

Schedule 5.02

EXISTING INVESTMENTS

1.           Monarch's Investments in its Subsidiaries that are Borrowers.

2.           Investments held in the Pledged Account.

3.           East Kansas Agri-Energy, L.L.C. – 418 Class A Units and 22 Class B Units.

4.           General Finance Incorporated – 9,371 shares.

5.           Ash Grove Cement Company – 100 shares.

Schedule 5.02

Schedule 5.03

EXISTING INDEBTEDNESS

Debtor	Payee	Nature of Indebtedness
Kay Concrete Materials Co.	David Larry Kay, as Trustee of the David Larry Kay Trust u/t/a dated March 24, 1999	Promissory Note dated April 15, 2011 with a current balance of $700,000; $175,000 due December 31, 2012, 2013, 2014 and 2015.
The Monarch Cement Company	Emprise Bank	Letter of Credit to Kansas Department of Health and Environment (KDHE) for $1,250.
The Monarch Cement Company	Emprise Bank	Letter of Credit to Liberty Mutual for $310,000

And, to the extent constituting Indebtedness, the obligations secured by the Liens described in Schedule 5.01.

Exhibit A

FORM OF LOAN NOTICE

Date: _____________, 20___
To:           BOKF, NA dba Bank of Oklahoma (the "Lender").

Re:
Second Amended and Restated Credit Agreement dated as of December 31, 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Credit Agreement") between THE MONARCH CEMENT COMPANY, a Kansas corporation, BEAVER LAKE CONCRETE, INC., an Arkansas corporation, CAPITOL CONCRETE PRODUCTS COMPANY, INC., a Kansas corporation, CITY WIDE CONSTRUCTION PRODUCTS CO., a Missouri corporation, CONCRETE ENTERPRISES, INC., a Kansas corporation, CONCRETE MATERIALS, INC., a Kansas corporation, DODGE CITY CONCRETE, INC., a Kansas corporation, JOPLIN CONCRETE COMPANY, INC., a Missouri corporation, KANSAS SAND AND CONCRETE, INC., a Kansas corporation, KAY CONCRETE MATERIALS CO., a Missouri corporation, MONARCH CEMENT OF IOWA, INC., an Iowa corporation, SALINA CONCRETE PRODUCTS, INCORPORATED, a Kansas corporation, SPRINGFIELD READY MIX CO., a Missouri corporation, and TULSA DYNASPAN, INC., an Oklahoma corporation (collectively, the "Borrowers"), the and the Lender.  Capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

Ladies and Gentlemen:

The undersigned, being a Responsible Officer of the Borrowers, hereby requests (select one) a borrowing:

1.	On _______________ (a Business Day).

2.	In the amount of $_________________.

By: _____________________________
Name: ___________________________
Title: ____________________________

Exhibit B

FORM OF TERM NOTE

PROMISSORY NOTE
(Term Note)

$10,000,000	December 31, 2012
Tulsa, Oklahoma

FOR VALUE RECEIVED, the undersigned, THE MONARCH CEMENT COMPANY, a Kansas corporation, BEAVER LAKE CONCRETE, INC., an Arkansas corporation, CAPITOL CONCRETE PRODUCTS COMPANY, INC., a Kansas corporation, CITY WIDE CONSTRUCTION PRODUCTS CO., a Missouri corporation, CONCRETE ENTERPRISES, INC., a Kansas corporation, CONCRETE MATERIALS, INC., a Kansas corporation, DODGE CITY CONCRETE, INC., a Kansas corporation, JOPLIN CONCRETE COMPANY, INC., a Missouri corporation, KANSAS SAND AND CONCRETE, INC., a Kansas corporation, KAY CONCRETE MATERIALS CO., a Missouri corporation, MONARCH CEMENT OF IOWA, INC., an Iowa corporation, SALINA CONCRETE PRODUCTS, INCORPORATED, a Kansas corporation, SPRINGFIELD READY MIX CO., a Missouri corporation, and TULSA DYNASPAN, INC., an Oklahoma corporation (collectively, the "Makers"), hereby jointly and severally promise to pay to the order of BOKF, NA DBA BANK OF OKLAHOMA (the "Lender"), on or before the Revolving Credit Maturity Date, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000).

This Note is executed and delivered by the Makers pursuant to, and is entitled to the benefits of, that certain Second Amended and Restated Credit Agreement dated as of December 31, 2012 (as amended, restated, extended, supplemented, increased or otherwise modified from time to time, the "Credit Agreement"), between the Makers and the Lender.  All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This Note is made, executed and delivered pursuant to the Credit Agreement and is the "Term Note" described and defined therein.  Reference is hereby made to the Credit Agreement for terms and provisions regarding the collateral security for payment of this Note, the prepayment rights and obligations of the Makers, the right of the holder of this Note to accelerate the maturity hereof on the occurrence or existence of any Event of Default specified therein, and for all other pertinent purposes.

The unpaid principal balance of this Note will bear interest from the date hereof until maturity (whether at the stated maturity date, upon acceleration of maturity or otherwise), at the WSJ Prime Rate less 1.25%, provided, however, such rate of interest shall not be less than  1.75% per annum.  Interest shall be calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days.

Prior to the Term Loan Maturity Date, interest and principal shall be due as provided in the Credit Agreement.  The entire outstanding principal balance of this Note and all unpaid interest accrued hereon will be due and payable in full on the Term Loan Maturity Date.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rate or rates determined in accordance with the Credit Agreement.

All payments, including prepayments, of principal of, or interest on, this Note shall be made to the Lender at the Lender's principal office located at Bank of Oklahoma Tower, One Williams Center, Eighth Floor, Tulsa, Oklahoma 74172, in Dollars and in immediately available funds not later than 2:00 p.m. (Tulsa time) on the date due.  Whenever a payment is due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day and interest (if any) shall accrue during such extension.

It is the intent of the Lender and the Makers to conform strictly to all applicable usury laws, and any interest on the principal balance hereof in excess of that allowed by said usury laws shall be subject to reduction to the maximum amount of interest allowed under said laws.  If any interest in excess of the maximum amount of interest allowable by said usury laws is inadvertently paid to the holder hereof, at any time, any such excess interest shall be refunded by the holder to the party or parties entitled to the same after receiving notice of payment of such excess interest.

All advances and payments hereunder will be recorded by the Lender in its books and records, and the unpaid principal balance so recorded shall be presumptive evidence of the amount owing on this Note.  The Lender may also attach schedules to this Note and endorse thereon the date and amount of each Revolving Loan and all payments with respect to this Note.

If, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder, the Makers will pay to the holder hereof its reasonable attorneys' fees, together with all court costs and other expenses paid by such holder.

To the extent any payment due hereunder is not paid within 10 calendar days of the applicable due date, and, to the extent that the following described fee is deemed to constitute interest, subject to Section 2.05(d) of the Credit Agreement, in addition to any interest or other fees and charges due hereunder or under the applicable Loan Document, the Makers shall pay a late fee equal to 5% of the amount of the payment that was to have been made.  The Makers agree that such late fee is reasonable compensation to the Lender for the acceptance and handling of such late payments.

The Makers and all endorsers, sureties, guarantors and other parties who may become liable for all or any part of this Note severally waive diligence, demand, presentment, notice of dishonor, protest, notice of protest, non-payment and notice of non-payment, and consent to: (a) any and all extensions of time for any term or terms regarding any payment due under this Note, including partial payments or renewals before or after maturity; (b) any substitutions or release of collateral; and (c) the addition, substitution or release of any party liable for payment of this Note.

No waiver of any payment or other right under this Note or any related agreement shall operate as a waiver of any other payment or right.  All of the holder's rights hereunder are cumulative and not alternative.  This Note shall inure to the benefit of the successors and assigns of the Lender or other holder and shall be binding upon the successors and assigns of the Makers.

This Note is issued in replacement of and substitution for that certain Promissory Note dated February 3, 2012, made by the Makers payable to the order of the Lender in the stated principal amount of $9,043,690.18 (the "Prior Note"). The indebtedness evidenced by this Note is a continuing indebtedness, and all collateral instruments securing payment of the Prior Note, and the security interests created and continued thereunder, shall continue in full force and effect, uninterrupted and unabated, as security for payment of the indebtedness evidenced by this Note.

This Note has been delivered to and accepted by the Lender in the State of Oklahoma, is to be performed in the State of Oklahoma and shall be deemed a contract made under the laws of the State of Oklahoma, and all rights and indebtedness hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of Oklahoma, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first above written.

THE MONARCH CEMENT COMPANY, a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President and Chairman of the Board

BEAVER LAKE CONCRETE, INC., an Arkansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President and Chairman of the Board

CAPITOL CONCRETE PRODUCTS COMPANY, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

CITY WIDE CONSTRUCTION PRODUCTS CO., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

CONCRETE ENTERPRISES, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President

CONCRETE MATERIALS, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President

DODGE CITY CONCRETE, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

JOPLIN CONCRETE COMPANY, INC., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President and Chairman of the Board

KANSAS SAND AND CONCRETE, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President

KAY CONCRETE MATERIALS CO., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

MONARCH CEMENT OF IOWA, INC., an Iowa corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

SALINA CONCRETE PRODUCTS, INCORPORATED, a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

SPRINGFIELD READY MIX CO., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

TULSA DYNASPAN, INC., an Oklahoma corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

Exhibit C

FORM OF REVOLVING NOTE

PROMISSORY NOTE
(Revolving Note)

$15,000,000.00	December 31, 2012
Tulsa, Oklahoma

FOR VALUE RECEIVED, the undersigned, THE MONARCH CEMENT COMPANY, a Kansas corporation, BEAVER LAKE CONCRETE, INC., an Arkansas corporation, CAPITOL CONCRETE PRODUCTS COMPANY, INC., a Kansas corporation, CITY WIDE CONSTRUCTION PRODUCTS CO., a Missouri corporation, CONCRETE ENTERPRISES, INC., a Kansas corporation, CONCRETE MATERIALS, INC., a Kansas corporation, DODGE CITY CONCRETE, INC., a Kansas corporation, JOPLIN CONCRETE COMPANY, INC., a Missouri corporation, KANSAS SAND AND CONCRETE, INC., a Kansas corporation, KAY CONCRETE MATERIALS CO., a Missouri corporation, MONARCH CEMENT OF IOWA, INC., an Iowa corporation, SALINA CONCRETE PRODUCTS, INCORPORATED, a Kansas corporation, SPRINGFIELD READY MIX CO., a Missouri corporation, and TULSA DYNASPAN, INC., an Oklahoma corporation (collectively, the "Makers"), hereby jointly and severally promise to pay to the order of BOKF, NA DBA BANK OF OKLAHOMA (the "Lender"), on or before the Revolving Credit Maturity Date, the principal sum of FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00), or such lesser principal amount as shall be advanced and remain outstanding hereunder.

This Note is executed and delivered by the Makers pursuant to, and is entitled to the benefits of, that certain Second Amended and Restated Credit Agreement dated as of December 31, 2012 (as amended, restated, extended, supplemented, increased or otherwise modified from time to time, the "Credit Agreement"), between the Makers and the Lender.  All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This Note is made, executed and delivered pursuant to the Credit Agreement and is the "Revolving Note" described and defined therein.  Reference is hereby made to the Credit Agreement for terms and provisions regarding the collateral security for payment of this Note, the prepayment rights and obligations of the Makers, the right of the holder of this Note to accelerate the maturity hereof on the occurrence or existence of any Event of Default specified therein, and for all other pertinent purposes.

The unpaid principal balance of this Note will bear interest from the date hereof until maturity (whether at the stated maturity date, upon acceleration of maturity or otherwise), at the WSJ Prime Rate less 1.50%, provided, however, such rate of interest shall not be less than  1.50% per annum.  Interest shall be calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days.

Prior to the Revolving Credit Maturity Date, interest only on this Note will be due and payable in consecutive quarterly installments on the last day of each quarter commencing March 31, 2013.  The entire outstanding principal balance of this Note and all unpaid interest accrued hereon will be due and payable in full on the Revolving Credit Maturity Date.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rate or rates determined in accordance with the Credit Agreement.

All payments, including prepayments, of principal of, or interest on, this Note shall be made to the Lender at the Lender's principal office located at Bank of Oklahoma Tower, One Williams Center, Eighth Floor, Tulsa, Oklahoma 74172, in Dollars and in immediately available funds not later than 2:00 p.m. (Tulsa time) on the date due.  Whenever a payment is due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day and interest (if any) shall accrue during such extension.

It is the intent of the Lender and the Makers to conform strictly to all applicable usury laws, and any interest on the principal balance hereof in excess of that allowed by said usury laws shall be subject to reduction to the maximum amount of interest allowed under said laws.  If any interest in excess of the maximum amount of interest allowable by said usury laws is inadvertently paid to the holder hereof, at any time, any such excess interest shall be refunded by the holder to the party or parties entitled to the same after receiving notice of payment of such excess interest.

All advances and payments hereunder will be recorded by the Lender in its books and records, and the unpaid principal balance so recorded shall be presumptive evidence of the amount owing on this Note.  The Lender may also attach schedules to this Note and endorse thereon the date and amount of each Revolving Loan and all payments with respect to this Note.

If, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder, the Makers will pay to the holder hereof its reasonable attorneys' fees, together with all court costs and other expenses paid by such holder.

To the extent any payment due hereunder is not paid within 10 calendar days of the applicable due date, and, to the extent that the following described fee is deemed to constitute interest, subject to Section 2.05(d) of the Credit Agreement, in addition to any interest or other fees and charges due hereunder or under the applicable Loan Document, the Makers shall pay a late fee equal to 5% of the amount of the payment that was to have been made.  The Makers agree that such late fee is reasonable compensation to the Lender for the acceptance and handling of such late payments.

The Makers and all endorsers, sureties, guarantors and other parties who may become liable for all or any part of this Note severally waive diligence, demand, presentment, notice of dishonor, protest, notice of protest, non-payment and notice of non-payment, and consent to: (a) any and all extensions of time for any term or terms regarding any payment due under this Note, including partial payments or renewals before or after maturity; (b) any substitutions or release of collateral; and (c) the addition, substitution or release of any party liable for payment of this Note.

No waiver of any payment or other right under this Note or any related agreement shall operate as a waiver of any other payment or right.  All of the holder's rights hereunder are cumulative and not alternative.  This Note shall inure to the benefit of the successors and assigns of the Lender or other holder and shall be binding upon the successors and assigns of the Makers.

This Note is issued in replacement of and substitution for that certain Promissory Note dated February 3, 2012, made by the Makers payable to the order of the Lender in the stated maximum principal amount of $15,000,000 (the "Prior Note"). The indebtedness evidenced by this Note is a continuing indebtedness, and all collateral instruments securing payment of the Prior Note, and the security interests created and continued thereunder, shall continue in full force and effect, uninterrupted and unabated, as security for payment of the indebtedness evidenced by this Note.

This Note has been delivered to and accepted by the Lender in the State of Oklahoma, is to be performed in the State of Oklahoma and shall be deemed a contract made under the laws of the State of Oklahoma, and all rights and indebtedness hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of Oklahoma, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first above written.

THE MONARCH CEMENT COMPANY, a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President and Chairman of the Board

BEAVER LAKE CONCRETE, INC., an Arkansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President and Chairman of the Board

CAPITOL CONCRETE PRODUCTS COMPANY, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

CITY WIDE CONSTRUCTION PRODUCTS CO., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

CONCRETE ENTERPRISES, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President

CONCRETE MATERIALS, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President

DODGE CITY CONCRETE, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

JOPLIN CONCRETE COMPANY, INC., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.

KANSAS SAND AND CONCRETE, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President

KAY CONCRETE MATERIALS CO., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

MONARCH CEMENT OF IOWA, INC., an Iowa corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

SALINA CONCRETE PRODUCTS, INCORPORATED, a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

SPRINGFIELD READY MIX CO., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

TULSA DYNASPAN, INC., an Oklahoma corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

Exhibit D

FORM OF ADVANCING TERM NOTE

PROMISSORY NOTE
(Advancing Term Note)

$10,000,000.00	December 31, 2012
Tulsa, Oklahoma

FOR VALUE RECEIVED, the undersigned, THE MONARCH CEMENT COMPANY, a Kansas corporation, BEAVER LAKE CONCRETE, INC., an Arkansas corporation, CAPITOL CONCRETE PRODUCTS COMPANY, INC., a Kansas corporation, CITY WIDE CONSTRUCTION PRODUCTS CO., a Missouri corporation, CONCRETE ENTERPRISES, INC., a Kansas corporation, CONCRETE MATERIALS, INC., a Kansas corporation, DODGE CITY CONCRETE, INC., a Kansas corporation, JOPLIN CONCRETE COMPANY, INC., a Missouri corporation, KANSAS SAND AND CONCRETE, INC., a Kansas corporation, KAY CONCRETE MATERIALS CO., a Missouri corporation, MONARCH CEMENT OF IOWA, INC., an Iowa corporation, SALINA CONCRETE PRODUCTS, INCORPORATED, a Kansas corporation, SPRINGFIELD READY MIX CO., a Missouri corporation, and TULSA DYNASPAN, INC., an Oklahoma corporation (collectively, the "Makers"), hereby jointly and severally promise to pay to the order of BOKF, NA DBA BANK OF OKLAHOMA (the "Lender"), on or before the Advancing Term Loan Maturity Date, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or such lesser principal amount as shall be advanced and remain outstanding hereunder.

This Note is executed and delivered by the Makers pursuant to, and is entitled to the benefits of, that certain Second Amended and Restated Credit Agreement dated as of December 31, 2012 (as amended, restated, extended, supplemented, increased or otherwise modified from time to time, the "Credit Agreement"), between the Makers and the Lender.  All capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

This Note is made, executed and delivered pursuant to the Credit Agreement and is the "Advancing Term Note" described and defined therein.  Reference is hereby made to the Credit Agreement for terms and provisions regarding the collateral security for payment of this Note, the prepayment rights and obligations of the Makers, the right of the holder of this Note to accelerate the maturity hereof on the occurrence or existence of any Event of Default specified therein, and for all other pertinent purposes.

The unpaid principal balance of this Note will bear interest from the date hereof until maturity (whether at the stated maturity date, upon acceleration of maturity or otherwise), at the WSJ Prime Rate less 1.50%, provided, however, such rate of interest shall not be less than  1.50% per annum.  Interest shall be calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days.

Prior to the Advancing Term Loan Maturity Date, interest only on this Note will be due and payable in consecutive quarterly installments on the last day of each quarter commencing March 31, 2013.  The entire outstanding principal balance of this Note and all unpaid interest accrued hereon will be due and payable in full on the Advancing Term Loan Maturity Date.  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the rate or rates determined in accordance with the Credit Agreement.

All payments, including prepayments, of principal of, or interest on, this Note shall be made to the Lender at the Lender's principal office located at Bank of Oklahoma Tower, One Williams Center, Eighth Floor, Tulsa, Oklahoma 74172, in Dollars and in immediately available funds not later than 2:00 p.m. (Tulsa time) on the date due.  Whenever a payment is due on a day other than a Business Day, the due date shall be extended to the next succeeding Business Day and interest (if any) shall accrue during such extension.

It is the intent of the Lender and the Makers to conform strictly to all applicable usury laws, and any interest on the principal balance hereof in excess of that allowed by said usury laws shall be subject to reduction to the maximum amount of interest allowed under said laws.  If any interest in excess of the maximum amount of interest allowable by said usury laws is inadvertently paid to the holder hereof, at any time, any such excess interest shall be refunded by the holder to the party or parties entitled to the same after receiving notice of payment of such excess interest.

All advances and payments hereunder will be recorded by the Lender in its books and records, and the unpaid principal balance so recorded shall be presumptive evidence of the amount owing on this Note.  The Lender may also attach schedules to this Note and endorse thereon the date and amount of each Revolving Loan and all payments with respect to this Note.

If, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder, the Makers will pay to the holder hereof its reasonable attorneys' fees, together with all court costs and other expenses paid by such holder.

To the extent any payment due hereunder is not paid within 10 calendar days of the applicable due date, and, to the extent that the following described fee is deemed to constitute interest, subject to Section 2.05(d) of the Credit Agreement, in addition to any interest or other fees and charges due hereunder or under the applicable Loan Document, the Makers shall pay a late fee equal to 5% of the amount of the payment that was to have been made.  The Makers agree that such late fee is reasonable compensation to the Lender for the acceptance and handling of such late payments.

The Makers and all endorsers, sureties, guarantors and other parties who may become liable for all or any part of this Note severally waive diligence, demand, presentment, notice of dishonor, protest, notice of protest, non-payment and notice of non-payment, and consent to: (a) any and all extensions of time for any term or terms regarding any payment due under this Note, including partial payments or renewals before or after maturity; (b) any substitutions or release of collateral; and (c) the addition, substitution or release of any party liable for payment of this Note.

No waiver of any payment or other right under this Note or any related agreement shall operate as a waiver of any other payment or right.  All of the holder's rights hereunder are cumulative and not alternative.  This Note shall inure to the benefit of the successors and assigns of the Lender or other holder and shall be binding upon the successors and assigns of the Makers.

This Note has been delivered to and accepted by the Lender in the State of Oklahoma, is to be performed in the State of Oklahoma and shall be deemed a contract made under the laws of the State of Oklahoma, and all rights and indebtedness hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of Oklahoma, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first above written.

THE MONARCH CEMENT COMPANY, a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President and Chairman of the Board

BEAVER LAKE CONCRETE, INC., an Arkansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President and Chairman of the Board

CAPITOL CONCRETE PRODUCTS COMPANY, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

CITY WIDE CONSTRUCTION PRODUCTS CO., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

CONCRETE ENTERPRISES, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President

CONCRETE MATERIALS, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President

DODGE CITY CONCRETE, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

JOPLIN CONCRETE COMPANY, INC., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President and Chairman of the Board

KANSAS SAND AND CONCRETE, INC., a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President

KAY CONCRETE MATERIALS CO., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

MONARCH CEMENT OF IOWA, INC., an Iowa corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

SALINA CONCRETE PRODUCTS, INCORPORATED, a Kansas corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

SPRINGFIELD READY MIX CO., a Missouri corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

TULSA DYNASPAN, INC., an Oklahoma corporation

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: Chairman of the Board

Exhibit E

FORM OF COMPLIANCE CERTIFICATE

THE MONARCH CEMENT COMPANY
BEAVER LAKE CONCRETE, INC.
CAPITOL CONCRETE PRODUCTS COMPANY, INC.
CITY WIDE CONSTRUCTION PRODUCTS CO.
CONCRETE ENTERPRISES, INC.
CONCRETE MATERIALS, INC.
DODGE CITY CONCRETE, INC.
JOPLIN CONCRETE COMPANY, INC.
KANSAS SAND AND CONCRETE, INC.
KAY CONCRETE MATERIALS CO.
MONARCH CEMENT OF IOWA, INC.
SALINA CONCRETE PRODUCTS, INCORPORATED
SPRINGFIELD READY MIX CO. and
TULSA DYNASPAN, INC.

Date: __________, 20___

This certificate is given by _____________________, a Responsible Officer of THE MONARCH CEMENT COMPANY, a Kansas corporation ("Monarch"), BEAVER LAKE CONCRETE, INC., an Arkansas corporation, CAPITOL CONCRETE PRODUCTS COMPANY, INC., a Kansas corporation, CITY WIDE CONSTRUCTION PRODUCTS CO., a Missouri corporation, CONCRETE ENTERPRISES, INC., a Kansas corporation, CONCRETE MATERIALS, INC., a Kansas corporation, DODGE CITY CONCRETE, INC., a Kansas corporation, JOPLIN CONCRETE COMPANY, INC., a Missouri corporation, KANSAS SAND AND CONCRETE, INC., a Kansas corporation, KAY CONCRETE MATERIALS CO., a Missouri corporation, MONARCH CEMENT OF IOWA, INC., an Iowa corporation, SALINA CONCRETE PRODUCTS, INCORPORATED, a Kansas corporation, SPRINGFIELD READY MIX CO., a Missouri corporation, and TULSA DYNASPAN, INC., an Oklahoma corporation (collectively, the "Borrowers"), pursuant to Section 7.02(b) of that certain Second Amended and Restated Credit Agreement dated as of December 31, 2012, between the Borrowers and BOKF, NA dba Bank of Oklahoma, as Lender (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies to Lender that:

(a) the financial statements delivered with this certificate in accordance with Section 4.01 of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrowers as of the dates and the accounting period covered by such financial statements;

(b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrowers during the accounting period covered by such financial statements;

(c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action the Borrowers have taken, are undertaking and propose to take with respect thereto;

(d) The Borrowers are in compliance with the covenants contained in Article VI of the Credit Agreement, as demonstrated by the calculation of such covenants below, except as set forth below;

(e) the Minimum Tangible Net Worth Before Other Comprehensive Income for the period covered by this certificate, as demonstrated by the calculations attached hereto, is $________; and

(f) the Minimum Tangible Net Worth After Other Comprehensive Income for the period covered by this certificate, as demonstrated by the calculations attached hereto, is $________.

IN WITNESS WHEREOF, the undersigned officer, in his or her capacity as such, has executed and delivered this certificate this ____ day of ___________, ____.

_____________________________________________
Name:

Exhibit F

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this "Joinder Agreement"), dated as of ____________, 20__, is by and between __________________________________________, a ______________________ (the "Subsidiary"), and BOKF, NA DBA BANK OF OKLAHOMA (the "Lender") under that certain Second Amended and Restated Credit Agreement dated as of December 31, 2012 (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), between THE MONARCH CEMENT COMPANY, a Kansas corporation ("Monarch"), BEAVER LAKE CONCRETE, INC., an Arkansas corporation, CAPITOL CONCRETE PRODUCTS COMPANY, INC., a Kansas corporation, CITY WIDE CONSTRUCTION PRODUCTS CO., a Missouri corporation, CONCRETE ENTERPRISES, INC., a Kansas corporation, CONCRETE MATERIALS, INC., a Kansas corporation, DODGE CITY CONCRETE, INC., a Kansas corporation, JOPLIN CONCRETE COMPANY, INC., a Missouri corporation, KANSAS SAND AND CONCRETE, INC., a Kansas corporation, KAY CONCRETE MATERIALS CO., a Missouri corporation, MONARCH CEMENT OF IOWA, INC., an Iowa corporation, SALINA CONCRETE PRODUCTS, INCORPORATED, a Kansas corporation, SPRINGFIELD READY MIX CO., a Missouri corporation, and TULSA DYNASPAN, INC., an Oklahoma corporation (collectively, the "Borrowers"), and the Lender.  All of the defined terms in the Credit Agreement are incorporated herein by reference.

The Borrowers are required by Section 4.12 of the Credit Agreement to cause the Subsidiary to become a "Borrower" under the Credit Agreement.

Accordingly, the Subsidiary hereby agrees as follows with the Lender:

1.           The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a "Borrower" for all purposes of the Credit Agreement, and shall have all of the obligations of a Borrower thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Subsidiary Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this Paragraph 1, the Subsidiary hereby jointly and severally together with the other Borrowers the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2.           The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the obligations of an "Obligor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the Subsidiary hereby grants to the Lender a continuing security interest in, and a right of set off against any and all right, title and interest of the Subsidiary in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the Subsidiary. The Subsidiary hereby represents and warrants to the Lender that:

(i)           The Subsidiary's chief executive office, taxpayer identification number, organization identification number, and chief place of business are (and for the prior four months have been) located at the locations set forth on Schedule 1 attached hereto and the Subsidiary keeps its books and records at such locations.

(ii)           The Subsidiary's legal name and jurisdiction of organization is as shown in this Agreement and the Subsidiary has not in the past four months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 2 attached hereto.

3.           The address of the Subsidiary for purposes of all notices and other communications is ___________________________, ______________________________, Attention of _______________________ (Facsimile No._______________) (Email _______________).

4.           This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or by electronic communication in electronic portable format (PDF) shall be effective as delivery of a manually executed counterpart of this Agreement.

5.           This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Oklahoma, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, and the Lender has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BOKF, NA DBA BANK OF OKLAHOMA

By:
Name:
Title:

Schedule 1
TO FORM OF JOINDER AGREEMENT

[Chief Executive Office, Tax Identification Number, Organization Identification Number
and Chief Place of Business]

Schedule 2
TO FORM OF JOINDER AGREEMENT

[Name Changes, Mergers, Consolidations, Other Structural Changes and Tradenames]

Exhibit G

FORM OF PLEDGE AGREEMENT

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SECOND AMENDED AND RESTATED SECURITIES ACCOUNT PLEDGE AND COLLATERAL MAINTENANCE AGREEMENT

THIS SECOND AMENDED AND RESTATED SECURITIES ACCOUNT PLEDGE AND COLLATERAL MAINTENANCE AGREEMENT (this "Agreement") is made as of December 31, 2012, by THE MONARCH CEMENT COMPANY, a Kansas corporation ("Pledgor"), in favor of BOKF, NA dba BANK OF OKLAHOMA, a national banking association ("Secured Party").

RECITALS

A.           Pledgor has previously entered into that certain Amended and Restated Securities Account Pledge and Collateral Maintenance Agreement dated February 3, 2012, in favor of Secured Party (the "Existing Pledge Agreement").

B.           Concurrently with the execution and delivery of this Agreement, Pledgor is entering into that certain Second Amended and Restated Credit Agreement of even date herewith (as it may be amended, modified, supplemented or restated from time to time, the "Credit Agreement"), among Pledgor, the Subsidiaries of Pledgor named therein (together with Pledgor, collectively, the "Borrowers"), and Secured Party.  Pursuant to the Credit Agreement, the Lender has agreed to renew and continue a revolving credit facility and a term loan, and establish an advancing term loan, in favor of the Borrowers in the maximum aggregate principal amount of $35,000,000.

C.           It is a condition precedent to the closing of the Credit Agreement and the obligations of Secured Party thereunder that Pledgor execute and deliver this Agreement.

D.           The parties intend that this Agreement shall amend and restate the Existing Pledge Agreement in its entirety.

NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Lender to extend credit to Pledgor under the Credit Agreement, Pledgor hereby covenants and agrees with Secured Party as follows:

ARTICLE I
DEFINITIONS

1.01 Terms Defined in Credit Agreement. Capitalized terms used herein and not otherwise defined have the respective meanings assigned to them in the Credit Agreement.

1.02 Certain Definitions. The following terms have the meanings indicated below (unless the context otherwise requires):

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"Account Value" means, as of any determination date, the fair market value of the Pledged Securities and other assets held in the Pledged Account, as reflected in any account statement or other statement provided by Securities Intermediary.

"Collateral" means and includes (i) the Pledged Account, (ii) the Pledged Securities, (iii) all cash and cash equivalents, including money market deposit accounts, money market mutual funds, overnight "sweep" investment funds, deposit accounts and certificates of deposit, from time to time held or carried in or credited to the Pledged Account, (iv) all security entitlements from time to time relating to or credited to the Pledged Account, and (v) all Proceeds of the foregoing.

"Control Agreement" means that certain Control Agreement and Acknowledgment of Pledge and Security Interest dated January 21, 2011, entered into by and among Pledgor, Secured Party and Securities Intermediary, as the same may (with Secured Party's consent) be amended, modified or restated from time to time.

"Eligible Securities" means (i) equity securities issued by the issuers and of the same classification and type as the equity securities currently held in the Pledged Account, as listed in Schedule I hereto, and (ii) other readily marketable securities selected by Pledgor and acceptable to Secured Party in its sole and absolute discretion.

"Minimum Balance" means $12,000,000.

"Pledged Account" means the securities account (investment account) maintained by Pledgor with Securities Intermediary and currently identified as Account # 4NC-632631 (or any successor securities account into which the securities, security entitlements, financial assets, investment property, cash, cash equivalents or other items from time to time held or carried in or credited to the Pledged Account may be transferred).

"Pledged Securities" means (i) the securities that are currently held in the Pledged Account, as more fully described on Schedule I attached hereto, and (ii) all other securities, financial assets and other investment property from time to time held or carried in the Pledged Account, including securities acquired upon the reinvestment from time to time of the Proceeds of the sale, transfer or other disposition of any securities held in the Pledged Account.

"Proceeds" means and includes (i) all interest, cash dividends and other earnings from time to time credited to the Pledged Account or otherwise paid or payable with respect to the Pledged Securities, (ii) all other amounts at any time paid or payable to Pledgor on account of the Pledged Account or the Pledged Securities or any sale, transfer or other disposition thereof, including in-kind distributions and liquidating distributions, (iii) all securities received as a result of stock dividends, stock splits, mergers, consolidations, recapitalizations and the like, and (iv) all other property constituting proceeds within the meaning assigned to that term under the UCC.

"Securities Intermediary" means BOSC, Inc., having a place of business and mailing address at Bank of Oklahoma Tower-Plaza SE, PO Box 2300, Tulsa, OK 74192, and its successors and assigns.

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"UCC" means Articles 1 and 9 of the Uniform Commercial Code as adopted and in effect in the State of Oklahoma.

1.03 Terms Defined in UCC. Terms used herein that are defined in the UCC have the respective meanings set forth therein.

1.04 Construction. The following rules of construction shall apply, unless elsewhere specifically indicated to the contrary: (a) all terms defined herein in the singular shall include the plural, as the context requires, and vice-versa; (b) pronouns stated in the neuter gender shall include the masculine, the feminine, and the neuter genders; (c) the term "or" is not exclusive; (d) the term "including" (or any form thereof) shall not be limiting or exclusive; (e) all references herein to Sections are references to the several Sections of this Agreement; and (f) all references herein to exhibits and schedules are references to exhibits or schedules attached to this Agreement.

ARTICLE II
GRANT OF SECURITY INTEREST

2.01 Grant of Security Interest. To secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (which term includes, without limitation, all Obligations from time to time evidenced by the Notes and all other Obligations of Pledgor to Secured Party arising under or in connection with the Credit Agreement, this Agreement or any other Loan Documents), Pledgor hereby pledges and continues in favor of Secured Party, and does hereby grant and reaffirm in favor of Secured Party, a continuing first priority security interest in and to, the Collateral.

2.02 Perfection; Control. In order to provide Secured Party with the benefit of a first priority, perfected security interest in the Collateral, Pledgor (i) authorizes Secured Party to file one or more financing statements covering the Collateral in the appropriate UCC filing offices, (ii) reaffirms the Control Agreement with Securities Intermediary granting Secured Party control of the Pledged Account, and (iii) agrees from time to time to promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary, or that Secured Party may reasonably request, in order to continue, perfect and protect the security interest granted hereby.

ARTICLE III
AGREEMENTS WITH RESPECT TO THE PLEDGED ACCOUNT

3.01 Trading in the Pledged Account. Pledgor shall be authorized to trade in the Pledged Account and to sell, transfer or otherwise dispose of any securities carried in the Pledged Account.

3.02 Investments of Cash. Any cash credited to the Pledged Account may be invested by Securities Intermediary in certificates of deposit, money market deposit accounts, money market mutual funds, overnight "sweep" investment funds and/or bank deposit accounts on condition that (i) Pledgor shall not make (or have the ability to make) any direct withdrawals from any such accounts or funds, (ii) such accounts or funds shall not provide a check-writing

9

 feature, and (iii) all such accounts and funds, and all interests therein, shall remain a part of the applicable Pledged Account.

3.03 Collateral Maintenance. Pledgor shall own and maintain in the Pledged Account at all times Eligible Securities which, together with the cash and cash equivalents credited to the Pledged Account, have an Account Value that is greater than or equal to the Minimum Balance.

3.04 Loans from Securities Intermediary. Pledgor shall not obtain or have outstanding at any time any margin loans or other extensions of credit secured by any of the assets carried in any of the Pledged Account.

3.05  Control Agreement. Pledgor shall maintain the Pledged Account in strict accordance with the terms of the Control Agreement, the terms of which are incorporated herein by this reference.

3.06 Monthly Statements. Pledgor shall cause Securities Intermediary to furnish to Secured Party, within ten Business Days following the end of each calendar month, a statement of Pledged Account as of the last day of such month.

3.07 "Financial Assets" Election. The parties agree that each item of property (whether investment property, financial asset, security, instrument, cash or other property) credited to the Pledged Account shall be treated as a "financial asset" within the meaning of Sections 8-102(a)(9) and 8-103 of the UCC.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Pledgor hereby represents and warrants to Secured Party that:

4.01 Ownership Free of Encumbrances. Pledgor is and will remain the sole legal and beneficial owner of the Collateral, free and clear of any security interests, liens, encumbrances, restrictions, rights of first refusal, adverse claims or conflicting rights whatsoever, except the security interest created hereby and except for broker's liens in favor of Securities Intermediary for normal brokerage commissions and service fees. The Pledged Securities from time to time held in the Pledged Account are not and will not at any time be subject to any voting agreement, voting trust, shareholder agreement, buy/sell agreement or other similar agreement or arrangement. Pledgor will defend the Collateral against all claims and demands of all persons at any time claiming the Collateral or any interest therein. At no time shall any other Person have any security interest in the Pledged Account.

4.02 Authorization. Pledgor has full power and authority to execute and deliver this Agreement. Neither the execution and delivery of this Agreement by Pledgor nor the performance of the terms and conditions contained herein are subject to the approval or consent of any third party. This Agreement constitutes the valid and legally binding obligation of Pledgor, enforceable in accordance with its terms.

4.03 Conflicting Agreements and Restrictions. Neither the execution and delivery of this Agreement by Pledgor nor the performance of the terms and conditions contained herein will

10

conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of any agreement, instrument, undertaking, judgment, decree, order or injunction to which Pledgor is subject.

4.04 Nature of Account. The Pledged Account is a "securities account" within the meaning of Section 8-501 of the UCC.

4.05 Initial Pledged Securities. Schedule I attached hereto is a true and correct list of the Pledged Securities held in the Pledged Account as of the date hereof.

ARTICLE V
COVENANTS

Pledgor covenants and agrees with Secured Party that from the date hereof until payment in full of the Obligations:

5.01 Disposition of Collateral. Pledgor will not (i) offer, sell, transfer, assign, dispose of or grant any option with respect to the Collateral, except as permitted by Section 3.1 or Section 3.2 hereof, (ii) create or suffer to exist any lien, security interest, option or other charge or encumbrance upon or with respect to the Collateral, except for the security interest created hereby and except for broker's liens in favor of Securities Intermediary for normal brokerage commissions and service fees, or (iii) enter into any voting agreement, voting trust, shareholder agreement, buy/sell agreement or other similar agreement or arrangement with respect to the Collateral.

5.02 Voting Rights. Unless an Event of Default shall have occurred and be continuing, Pledgor will be entitled to vote the Pledged Securities and to give consents, waivers and ratifications in respect of the Pledged Securities; provided, however, that no vote shall be cast, or consent, waiver or ratification given or action taken which would impair the value of the Collateral or be inconsistent with or violate any provision of this Agreement or the Credit Agreement.

5.03 Compliance with Federal Reserve Board Regulations. Upon the request of Secured Party, Pledgor will complete, execute and deliver to Secured Party a "Purpose Statement" (Form U-1) pursuant to Regulation U of the Board of Governors of the Federal Reserve System. No part of the proceeds of any loans included in the Obligations will be used, and no part of any loan repaid or to be repaid with the proceeds of any such loan was or will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin security" or "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.

5.04 Relocation of Chief Executive Office. Pledgor will immediately notify Secured Party of any change in the location of its chief executive office.

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ARTICLE VI
REMEDIES

6.01 Sale of Collateral. Upon the occurrence of any Event of Default and at any time thereafter during the continuation thereof, (i) Secured Party shall have and may exercise any of the remedies provided in the Credit Agreement, without further notice to Pledgor, and (ii) Secured Party shall have and may exercise any one or more of the following rights and remedies:

(a)           Deliver instructions pursuant to the Control Agreement (it being understood that Secured Party will not deliver any such instructions prior to the occurrence of an Event of Default).

(b)           Direct Securities Intermediary to transfer, sell, redeem, close open trades or otherwise liquidate the Pledged Account and any or all shares of Pledged Securities held or carried therein, and to pay the Proceeds thereof to Secured Party for application to the outstanding Obligations.

(c)           Sell, lease or otherwise dispose of the Collateral at private or public sale, in bulk or in parcels and, where permitted by law, without having the Collateral present at the place of sale. Unless Pledgor has signed a statement (after the occurrence of an Event of Default) renouncing or modifying Pledgor's right to notice, Secured Party will give Pledgor reasonable notice of the time and place of any public sale or other disposition thereof or the time after which any private sale or other disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is given to Pledgor at least ten Business Days before the time of any such sale or disposition. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. Pledgor acknowledges that the Securities Act of 1933, as amended, and certain other federal and state laws or regulations may constitute legal restrictions or limitations upon Secured Party in any attempts to dispose of any portion of the Collateral which constitutes securities and the enforcement by Secured Party of its rights and remedies with respect thereto. Secured Party is authorized, but shall in no event be obligated, to sell or dispose of any portion of the Collateral which constitutes securities at a private sale subject to investment letter or in any other manner which would not require the sale of the Collateral or any portion thereof to be registered in accordance with the Securities Act of 1933, the rules and regulations promulgated thereunder, or under any other securities laws or regulations, and Secured Party is authorized to take such action, give such notice, obtain such consents and do such things as it may deem necessary and appropriate in connection with any such private sale or disposition.

(d)           Recover from Pledgor an amount equal to all costs, expenses and attorney’s fees incurred by Secured Party in connection with the exercise of the rights contained or referred to herein, together with interest on such sums at the Default Rate applicable to the Notes from time to time.

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6.02 Earnings. Upon the occurrence and during the continuation of any Event of Default, all interest, cash dividends and other earnings on the Pledged Account shall be paid over to Secured Party to be held by it as additional collateral security for the Obligations, and Secured Party may give notice to Securities Intermediary that all such earnings are to be paid directly to Secured Party.

6.03 Limitation. Notwithstanding any other provision of this Agreement, the maximum amount that Secured Party may realize from the Pledged Account following the occurrence of any Event of Default will be an amount equal to the sum of (i) the amount of the Obligations outstanding as of the date of such Event of Default and (ii) interest, fees and collection costs accruing or incurred from and after the date of such Event of Default.

6.04 Secured Party's Satisfaction of Pledgor's Obligations. Upon any failure by Pledgor to perform any of its obligations hereunder, Secured Party may, but shall not be obligated to, satisfy or cure such obligation, and Pledgor will from time to time within five days after a request made by Secured Party reimburse Secured Party for all amounts expended, advanced or incurred by Secured Party in connection with such payment, cure or satisfaction, together with interest on such sums at the Default Rate.

ARTICLE VII
MISCELLANEOUS

7.01 Amendment; Entire Agreement. This Agreement may not be amended, modified or supplemented, except by an agreement in writing signed by the party or parties against whom enforcement of any waiver, change, amendment, modification or discharge is sought. This Agreement constitutes the entire agreement of the parties hereto with respect to the matters dealt with herein.

7.02 Notices. All notices, requests and other communications to either party hereunder shall be made in accordance with Section 11.02 of the Credit Agreement.

7.03 Waivers; Consents. Pledgor hereby (i) consents to any and all extensions, renewals, increases, modifications, rearrangements and consolidations of the Obligations, (ii) consents to the addition, release or substitution of any person other than Pledgor liable on any portion of the Obligations, (iii) waives all demands and notices of any action taken by Secured Party pursuant to the Credit Agreement or in connection with the Obligations, and (iv) waives any indulgence by Secured Party.

7.04 Survival of Representations and Warranties. All representations and warranties of Pledgor contained herein or made in writing by Pledgor in connection herewith shall continue and shall survive the execution and delivery of this Agreement.

7.05 Successors and Assigns. All covenants and agreements in this Agreement made by Pledgor and Secured Party shall inure to the benefit of and shall be binding upon Secured Party and Pledgor and their respective successors and assigns, whether so expressed or not.

7.06 Descriptive Headings. The descriptive headings of the Sections of this Agreement are inserted for convenience only and do not constitute a part of the Agreement.

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7.07 GOVERNING LAW. THIS AGREEMENT IS EXECUTED AND DELIVERED IN THE STATE OF OKLAHOMA AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF OKLAHOMA, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES.

7.08 Severability. In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

7.09 Preservation of Collateral. To the extent any Collateral should hereafter be delivered into the physical custody, possession or safekeeping of Secured Party, Secured Party's sole duty with respect to such the custody, possession and safekeeping shall be to deal with it in the same manner as Secured Party deals with similar property for its own account. Neither Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

7.10 No Waiver by Secured Party. Secured Party shall not by any act (except by a written instrument), delay, indulgence, omission, or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default, or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power, or privilege hereunder, shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. A waiver by Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Secured Party would otherwise have on any future occasion.

7.11 Financing Statements. A carbon, photographic or other reproduction of this instrument or any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes.

7.12 SUBMISSION TO JURISDICTION.  FOR PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, PLEDGOR HEREBY IRREVOCABLY AND EXPRESSLY AGREES TO SUBMITS AND CONSENTS, FOR ITSELF AND THE COLLATERAL, TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF OKLAHOMA AND THE OKLAHOMA STATE DISTRICT COURT IN AND FOR THE DISTRICT OF TULSA COUNTY

7.13 WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT

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OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, SECURED PARTY OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.13.

7.14 Amendment and Restatement.  This Agreement amends, restates in its entirety and supersedes, and continues without interruption the security interest created under, that certain Second Amended and Restated Pledge Agreement dated as of February 3, 2012, executed by Pledgor in favor of Secured Party.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURES APPEAR ON FOLLOWING PAGE.]

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IN WITNESS WHEREOF, Pledgor has executed and delivered this Agreement effective as of the date first above written.

THE MONARCH CEMENT COMPANY

By:    /s/ Walter H. Wulf, Jr.
Name: Walter H. Wulf, Jr.
Title: President and Chairman of the Board

SCHEDULE I

Identification of Initial Pledged Securities

1.           CVR Energy, Inc. (CVI)
2.           Eagle Materials Inc. (EXP)
3.           Texas Industries, Inc. (TXI)
4.           Vulcan Materials Company (VMC)